                                                                   EXHIBIT 10.1


          ============================================================

                                CREDIT AGREEMENT


                                     among


                        AMERICAN ITALIAN PASTA COMPANY,


                                 VARIOUS BANKS,


                             BANKERS TRUST COMPANY,

                 as ADMINISTRATIVE AGENT and SYNDICATION AGENT


                                      and


                      MORGAN STANLEY SENIOR FUNDING, INC.,

                             as DOCUMENTATION AGENT

                       __________________________________

                          Dated as of October 30, 1992

                                      and

                    Amended and Restated as of July 1, 1994

                                      and

                  Amended and Restated as of February 26, 1996

                                  and further

                   Amended and Restated as of April 11, 1997

          ============================================================

                                                                                                         Page
Section 1.          Amount and Terms of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.01       The Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.02       Minimum Amount of Each Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.03       Notice of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.04       Disbursement of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.05       Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         1.06       Conversions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         1.07       Pro Rata Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         1.08       Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         1.09       Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.10       Increased Costs; Illegality; etc.   . . . . . . . . . . . . . . . . . . . . . . . .   12
         1.11       Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         1.12       Replacement of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

Section 2.          Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         2.01       Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         2.02       Minimum Stated Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.03       Letter of Credit Requests   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.04       Letter of Credit Participations   . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.05       Agreement to Repay Letter of
                        Credit Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.06       Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

Section 3.          Commitment Fees; Fees; Reductions
                        of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.01       Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.02       Voluntary Termination of Unutilized
                        Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.03       Mandatory Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . .   26

Section 4.          Prepayments; Payments; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         4.01       Voluntary Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         4.02       Mandatory Repayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         4.03       Method and Place of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         4.04       Net Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38




                                     (i)
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
<Captio>
                                                                                                           Page
Section 5.          Conditions Precedent to the Restatement
                        Effective Date and to All Credit
                        Events on the Restatement Effective
                        Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         5.01       Execution of Agreement; Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         5.02       Consummation of the Equity Financing  . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.03       Repayment of Certain Existing Loans;
                        Payment of Fees; etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.04       Officer's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         5.05       Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         5.06       Corporate Documents; Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         5.07       Employee Benefit Plans; Shareholders'
                        Agreements; Collective Bargaining
                        Agreements; Tax Sharing Agreements;
                        Debt Agreements; CPC Contract . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.08       Capital Expenditure Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.09       Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         5.10       Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         5.11       Mortgages; Title Insurance; Appraisal   . . . . . . . . . . . . . . . . . . . . . . .   45
         5.12       Adverse Change; Approvals; etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         5.13       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.14       Fees; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.15       Asset Appraisal; Insurance; Solvency
                        Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.16       Consent Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.17       Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         5.18       Existing Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         5.19       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         5.20       Borrowing Base Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

Section 5A.         Conditions Precedent to the Incurrence
                        of D Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         5A.01      Restatement Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         5A.02      D Term Loan Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         5A.03      Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         5A.04      Consummation of the Additional
                        Equity Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

Section 6.          Conditions Precedent To the Restatement
                        Effective Date and To All
                        Credit Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50



                                     (ii)

<Captio>
                                                                                                           Page
         6.01       No Default; Representations and
                        Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         6.02       Notice of Borrowing; Letter of
                        Credit Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         6.03       Adverse Change; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         6.04       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         6.05       Subsequent Legal Opinions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

Section 7.          Representations, Warranties and
                        Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         7.01       Corporate Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         7.02       Corporate Power and Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         7.03       No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         7.04       Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         7.05       Financial Statements; Financial
                        Condition; Undisclosed Liabilities;
                        Projections; etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         7.06       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         7.07       True and Complete Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         7.08       Use of Proceeds; Margin Regulations   . . . . . . . . . . . . . . . . . . . . . . . .   55
         7.09       Tax Returns and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         7.10       Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         7.11       Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         7.12       Representations and Warranties in
                        Documents and in Existing Credit
                        Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         7.13       Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         7.14       Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         7.15       Compliance with Statutes; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         7.16       Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         7.17       Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . .   59
         7.18       Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         7.19       Labor Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         7.20       Intellectual Property; Licenses;
                        Franchises; Formulas  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         7.21       Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         7.22       Restrictions on or Relating to Subsidiaries   . . . . . . . . . . . . . . . . . . . .   61
         7.23       Enterprise Zone   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         7.24       Purchase or Other Commitments and
                        Outstanding Bids  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         7.25       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62




                                    (iii)
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
<Captio>
                                                                                                           Page
         7.26       Employment Agreements and Management
                        Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

Section 8.          Affirmative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.01       Information Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.02       Books, Records and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         8.03       Maintenance of Property, Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .  67
         8.04       Corporate Franchises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         8.05       Compliance with Statutes, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         8.06       Compliance with Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . .  68
         8.07       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         8.08       End of Fiscal Years; Fiscal Quarters  . . . . . . . . . . . . . . . . . . . . . . . .  70
         8.09       Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         8.10       Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         8.11       Interest Rate Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         8.12       Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         8.13       Additional Security; Further Assurances   . . . . . . . . . . . . . . . . . . . . . .  71
         8.14       Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         8.15       Capital Expenditure Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . .  73

Section 9.          Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         9.01       Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         9.02       Consolidation; Merger; Purchase or
                        Sale of Assets; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         9.03       Dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         9.04       Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         9.05       Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         9.06       Advances, Investments and Loans   . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         9.07       Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         9.08       Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         9.09       Current Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         9.10       Cash Flow Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         9.11       Minimum Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         9.12       Limitation on Voluntary Payments and
                        Modifications of Indebtedness;
                        Modifications of Certificate of
                        Incorporation, By-Laws and
                        Certain Other Agreements; etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  83
         9.13       Limitation on Certain Restrictions
                        on Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         9.14       Limitation on Issuance of Capital Stock   . . . . . . . . . . . . . . . . . . . . . .  84
         9.15       Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85


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
<Captio>
                                                                                                          Page
         9.16       Limitation on Creation of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .   85

Section 10.         Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         10.01      Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         10.02      Representations; etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         10.03      Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         10.04      Default Under Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         10.05      Bankruptcy; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         10.06      ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         10.07      Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         10.08      Judgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         10.09      Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87

Section 11.         Definitions and Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         11.01      Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88

Section 12.         The Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
         12.01      Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
         12.02      Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
         12.03      Lack of Reliance on the Administrative
                        Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
         12.04      Certain Rights of the Administrative
                        Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
         12.05      Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
         12.06      Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
         12.07      The Administrative Agent in Its Individual
                        Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
         12.08      Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
         12.09      Resignation by the Administrative Agent   . . . . . . . . . . . . . . . . . . . . . .  121
         12.10      Documentation Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122

Section 13.         Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122
         13.01      Payment of Expenses; etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122
         13.02      Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
         13.03      Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
         13.04      Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
         13.05      No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
         13.06      Payments Pro Rata   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
         13.07      Calculations; Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
         13.08      GOVERNING LAW; SUBMISSION TO
                        JURISDICTION; VENUE; WAIVER OF
                        JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128


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<Captio>
                                                                                                            Page
         13.09      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
         13.10      Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
         13.11      Headings Descriptive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
         13.12      Amendment or Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
         13.13      Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132
         13.14      Domicile of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132
         13.15      Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132
         13.16      Addition of New Banks; Original Notes   . . . . . . . . . . . . . . . . . . . . . . . .  133
         13.17      Post Closing Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133


SCHEDULE I              Commitments
SCHEDULE II             Existing Standby Letters of Credit
SCHEDULE III            Real Property
SCHEDULE IV             Material Liabilities
SCHEDULE V              Properties
SCHEDULE VI             Environmental Matters
SCHEDULE VII            Intellectual Property Rights
SCHEDULE VIII           Existing Obligations
SCHEDULE IX             Insurance
SCHEDULE X              Existing Liens
SCHEDULE XI             Bank Addresses

EXHIBIT A               Form of Notice of Borrowing
EXHIBIT B-1             Form of A Term Note
EXHIBIT B-2             Form of B Term Note
EXHIBIT B-3             Form of C Term Note
EXHIBIT B-4             Form of D Term Note
EXHIBIT B-5             Form of Revolving Note
EXHIBIT C               Form of Letter of Credit Request
EXHIBIT D               Form of Section 4.04(b)(ii) Certificate
EXHIBIT E               Form of Opinion of Sonnenschein Nath &
                           Rosenthal
EXHIBIT F               Form of Officers' Certificate
EXHIBIT G               Form of Pledge Agreement
EXHIBIT H               Form of Security Agreement
EXHIBIT I               Form of Officer's Solvency Certificate
EXHIBIT J               Form of Consent Letter
EXHIBIT K               Form of Pro forma Balance Sheet
EXHIBIT L               Projections



                                     (vi)

EXHIBIT M               Form of D Term Loan Certificate
EXHIBIT N               Form of Borrowing Base Certificate
EXHIBIT O               Form of Assignment and Assumption Agreement





                                    (vii)

                 CREDIT AGREEMENT, dated as of October 30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996 and further amended and restated as of April 11, 1997, among AMERICAN ITALIAN PASTA COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), the Banks party hereto from time to time, BANKERS TRUST COMPANY, as Administrative Agent and Syndication Agent and MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                             W I T N E S S E T H :


                 WHEREAS, the Company, the Existing Banks and the Existing Agent are parties to a Credit Agreement, dated as of October 30, 1992, amended and restated as of July 1, 1994 and further amended and restated as of February 26, 1996 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Existing Credit Agreement");

                 WHEREAS, the Company has requested that the Existing Credit Agreement be further amended and restated and the Banks and the Administrative Agent are willing to amend and restate the same upon the terms and conditions set forth below.


                 NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be and hereby is further amended and restated in its entirety as follows:


                 Section 1.  Amount and Terms of Credit.

                 1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A Term Loan Commitment severally agrees to make, on the Original Restatement Effective Date, a term loan (each, an "A Term Loan" and, collectively, the "A Term Loans") to the Company, which A Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such A Term Loans pursuant to Section 1.06) and (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A Term Loan Commitment of such Bank on such date. Once repaid, A Term Loans incurred hereunder may not be reborrowed.

                 (b) Subject to and upon the terms and conditions set forth herein, each Bank with a B Term Loan Commitment severally agrees to make, on the Original Restatement Effective Date, a term loan (each, a "B Term Loan" and, collectively, the "B Term Loans") to the Company, which B Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such B Term Loans pursuant to Section 1.06) and shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the B Term Loan Commitment of such Bank on such date. Once repaid, B Term Loans incurred hereunder may not be reborrowed.

                 (c) Subject to and upon the terms and conditions set forth herein, each Bank with a C Term Loan Commitment severally agrees to make, on the Original Restatement Effective Date, a term loan (each a "C Term Loan" and, collectively, the "C Term Loans") to the Company, which C Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such C Term Loans pursuant to Section 1.06) and (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the C Term Loan Commitment of such Bank on such date. Once repaid, C Term Loans incurred hereunder may not be reborrowed.

                 (d) Subject to and upon the terms and conditions set forth herein, each Bank with a D Term Loan Commitment severally agrees to make, at any time and from time to time after the Restatement Effective Date but on or prior to the D Term Loan Termination Date, a loan or loans (each a "D Term Loan" and, collectively, the "D Term Loans") to the Company, which D Term Loans
(i) shall, at the option of the Company, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all D Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) prior to the Syndication Termination Date, Eurodollar Loans may only be incurred on the Initial D Term Loan Eurodollar Loan Borrowing Date and/or on a monthly anniversary thereof and may not have an Interest Period in excess of one month, and (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the D Term Loan Commitment of such Bank at such time (before giving effect to any reductions thereto on such date pursuant to Section 3.03(e)(i) or (ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(e)(iii)). Once repaid, D Term Loans incurred hereunder may not be reborrowed.

                 (e) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees at any time and from time to time after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Company, which Revolving Loans:

                 (I) shall, at the option of the Company, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) prior to the Syndication Termination Date, Eurodollar Loans may only be incurred on the Initial Revolving Loan Eurodollar Loan Borrowing Date and on a monthly anniversary thereof and may not have an Interest Period in excess of one month, provided that, to the extent that only one Bank has and maintains 100% of the Total Revolving Loan Commitment during the period from the Initial Revolving Loan Eurodollar Loan Borrowing Date to the Syndication Termination Date and such Bank so consents, then Revolving Loans may be incurred and maintained as Eurodollar Loans prior to the Syndication Termination Date on the terms and conditions set forth in this Agreement but without regard to the restrictions contained in this clause (B);

                (II) may be repaid and reborrowed in accordance with the provisions hereof;

               (III) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to (A) the aggregate amount of all other outstanding Revolving Loans made by such Bank and
         (B) the product of (i) such Bank's RL Percentage and (ii) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Available Revolving Loan Commitment of such Bank at such time; and

                (IV) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals an amount equal to the Borrowing Base at such time.

                 Notwithstanding anything to the contrary contained above, Revolving Loans may not be incurred on the Restatement Effective Date.

                 1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $100,000; provided, however, the aggregate principal amount of each Borrowing of Revolving Loans made as Base Rate Loans shall not be less than $500,000 and, if greater, shall be in integral multiples of $100,000; provided further, that the aggregate principal amount of each Borrowing of Revolving Loans may be in such lesser amounts as is acceptable to all Banks with a Revolving Loan Commitment and the Administrative Agent. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twenty Borrowings of Eurodollar Loans.

                 1.03 Notice of Borrowing. (a) Except for any Borrowing of D Term Loans made on the Restatement Effective Date as to which a Notice of Borrowing shall be delivered on the Restatement Effective Date, whenever the Company desires to make a Borrowing hereunder it shall, except as permitted under Section 1.03(b), give the Administrative Agent at its Payment Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in
Section 1.10, shall be irrevocable and, in the case of each written notice and each confirmation of telephonic notice, shall be given by the Company in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing shall constitute D Term Loans or Revolving Loans and (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                 (b) (i) In the event the Company desires to make a Borrowing of Revolving Loans hereunder which are to be maintained as Base Rate Loans on the same day on which it shall give a notice of such a Borrowing, the Company shall give each Bank with a Revolving Loan Commitment written notice or telephonic notice confirmed in writing of each Revolving Loan to be made hereunder. Revolving Loans will only be made on a same-day notice basis if all Banks with a Revolving Loan Commitment agree, in their sole discretion, to make the requested Borrowing on the same day on which the Notice of Borrowing was provided. In the event that one or more Banks with a Revolving Loan Commitment do not agree to make the Borrowing requested in the notice described in the immediately preceding sentence on a same-day basis, such Notice of Borrowing shall be automatically irrevocably deemed to become a Notice of Borrowing by the Company to borrow Revolving Loans as specified in such notice on the immediately succeeding Business Day. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day),
(B) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing and (C) that the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans.

             (ii) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice of such Borrowing of Revolving Loans, the Bank may act without liability upon the basis of telephonic notice of such Borrowing, believed by such Bank in good faith to be from a President, a Vice President, a Treasurer or an Assistant Treasurer of the Company prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute the Bank's record of the terms of such telephonic notice of such Borrowing of Revolving Loans.

                 1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or in the case of Revolving Loans to be incurred pursuant to a notice given in accordance with
Section 1.03(b)(i), at such time as all such Banks with a Revolving Loan Commitment shall agree on the date specified in such notice or, in the event that all Banks with a Revolving Loan Commitment have not so agreed to make a same date Borrowing, no later than 12:00 Noon (New York time) on the Business Day immediately following the date specified in such notice), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Company at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the

Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefore, the Administrative Agent shall notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight Federal funds and (ii) if recovered from the Company, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Company may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

                 1.05 Notes. (a) The Company's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced
(i) if A Term Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-1 with blanks appropriately completed herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (iii) if C Term Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "C Term Note" and, collectively, the "C Term Notes"), (iv) if D Term Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, a "D Term Note" and, collectively, the "D Term Notes") and (v) if Revolving Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-5 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

                 (b) The A Term Note issued to each Bank with an A Term Loan Commitment shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the principal amount of the A Term Loans made by such Bank and be payable in the principal amount of the A Term Loans evidenced thereby, (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

                 (c) The B Term Note issued to each Bank with a B Term Loan Commitment shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the principal amount of the B Term Loans made by such Bank and be payable in the principal amount of the B Term Loans evidenced thereby, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

                 (d) The C Term Note issued to each Bank with a C Term Loan Commitment shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the principal amount of the C Term Loans made by such Bank and be payable in the principal amount of the C Term Loans evidenced thereby, (iv) mature on the C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

                 (e) The D Term Note issued to each Bank with a D Term Loan Commitment shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the principal amount of the D Term Loan Commitment of such Bank and be payable in the principal amount of the D Term Loans evidenced thereby from time to time, (iv) mature on the D Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

                 (f) The Revolving Note issued to each Bank with a Revolving Loan Commitment shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby from time to time, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

                 (g) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or endorsement shall not affect the Company's obligations in respect of such Loans.

                 1.06 Conversions. The Company shall have the option to convert, all or a portion equal to at least $1,000,000 in the case of a Borrowing of Term Loans, and equal to at least $500,000 in the case of a Borrowing of Revolving Loans, of the outstanding principal amount of the Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one Type of Loan into a Borrowing or Borrowings (of the same Tranche) of the other Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings than is permitted under Section 1.02 and (iv) prior to the Syndication Termination Date, no D Term Loans and no Revolving Loans (other than Revolving Loans to the extent that only one Bank has and maintains 100% of the Total Revolving Loan Commitment during the period from the Initial Revolving Loan Eurodollar Loan Borrowing Date to the Syndication Termination Date and such Bank consents to any such conversion) may be converted into a Eurodollar Loan except (a) in the case of Revolving Loans, on the Initial Revolving Loan Eurodollar Loan Borrowing Date or on a monthly anniversary thereof and (b) in the case of D Term Loans, on the Initial D Term Loan Eurodollar Loan Borrowing Date or a monthly anniversary thereof. Each such conversion shall be effected by the Company by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice

(or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

                 1.07 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their respective Commitments of the applicable Tranche. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

                 1.08 Interest. (a) The Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                 (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Quoted Rate for such Interest Period.

                 (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

                 (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Notwithstanding anything to the contrary contained in this Agreement or in the Existing Credit Agreement, all accrued (but theretofore unpaid) interest with respect to Existing Revolving Loans and Deferred Loans which were outstanding on the Restatement Effective Date immediately prior to giving effect thereto shall be payable on the Restatement Effective Date.

                 (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Quoted Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Company and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                 1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Company shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Company, be a one, two, three, six or, to the extent approved by each Bank, in its sole discretion, with Commitments and/or Loans of the respective Tranche, a twelve month period, provided that:

                 (i) all Eurodollar Loans comprising a single Borrowing shall at all times have the same Interest Period;

                (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding

         Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (v) no Interest Period may be selected at any time when any Default or Event of Default is then in existence;

                 (vi) no Interest Period shall be selected which extends beyond the Maturity Date which applies to the Eurodollar Loan under the Tranche under which it has been incurred;

                 (vii) no Interest Period in respect of any Borrowing of A Term Loans, B Term Loans, C Term Loans or D Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such A Term Loans, B Term Loans, C Term Loans or D Term Loans would be required to be made under Section 4.02(A)(d), (e), (f) or (g), as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such A Term Loans, B Term Loans, C Term Loans or D Term Loans, as the case may be, maintained as Eurodollar Loans which have Interest Periods expiring after such date will be in excess of the aggregate principal amount of such A Term Loans, B Term Loans, C Term Loans or D Term Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment; and

                (viii) (I) no Interest Period shall be selected for a Borrowing of any Eurodollar Loans consisting of D Term Loans or Revolving Loans (other than Revolving Loans to the extent that only one Bank has and maintains 100% of the Total Revolving Loan Commitment during the period from the Initial Revolving Loan Eurodollar Loan Borrowing Date to the Syndication Termination Date and such Bank consents to such Interest Period) prior to the Initial D Term Loan Eurodollar Loan Borrowing Date or the Initial Revolving Loan Eurodollar Loan Borrowing Date, as applicable, and (II) prior to the Syndication Termination Date, no Interest Period shall be selected for a Borrowing of any Eurodollar Loans consisting of D Term Loans or Revolving Loans (other than Revolving Loans to the extent that only one Bank has and maintains 100% of the Total Revolving Loan Commitment during the period from the Initial Revolving Loan Eurodollar Loan Borrowing Date to the Syndication Termination Date and such Bank consents to such Interest Period) which is in excess of one month.

                 If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Company has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above or a Default or an Event of Default then exists, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                 1.10 Increased Costs; Illegality; etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                (i) on any Interest Determination Date that, by reason of any changes arising after the Original Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Original Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for (a) changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located and (b) United States withholding taxes, which shall be governed by the provisions of Section 4.04) or
         (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances since the Original Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market (excluding, however, differences in a Bank's cost of funds from those of the Administrative Agent which are solely the result of credit differences between such Bank and the Administrative Agent); or

              (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Original Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Company and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Company, (y) in the case of clause (ii) above, the Company shall pay to such Bank, upon written demand therefore, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto; however the failure to give any such notice (unless the respective Bank has intentionally withheld or delayed such notice, in which case the respective Bank shall not be entitled to receive additional amounts pursuant to this Section 1.10(a)(y) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 1.10(a)(y)) and (z) in the case of clause (iii) above, the Company shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Bank shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Bank's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Bank whether or not the loan documentation for such other loans permits the Bank to receive increased costs of the type described in this Section 1.10(a).

                 (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Company was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii), cancel the respective Borrowing, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                 (c) If at any time after the Original Effective Date, any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Company shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Bank's commitments or obligations in general and are not specifically attributable to the Commitments and obligations hereunder, cover all commitments and obligations similar to the Commitments and obligations of such Bank hereunder whether or not the loan documentation for such other commitments or obligations permits the Bank to make the determination specified in this Section 1.10(c), and such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this
Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Bank has intentionally withheld or delayed such notice, in which case the respective Bank shall not be entitled to receive additional amounts pursuant to this
Section 1.10(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 1.10(c).

                 1.11 Compensation. The Company shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefore in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including, without limitation, any repayment made pursuant to Section 4.02 and any repayment of Existing Loans to occur on the Restatement Effective Date pursuant to Section 5.03) of any of its Eurodollar Loans (or, in the case of Existing Loans, eurodollar loans under the Existing Credit Agreement) occurs on a date which is not the last day of an Interest Period (or, in the case of Existing Loans, an interest period under the Existing Credit Agreement) with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (x) any other default by the Company to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section 1.11, and a Bank's calculations of the amounts thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                 1.12 Replacement of Banks. If any Bank (other than the Administrative Agent) (x) is owed increased costs under Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 materially in excess of those of the other Banks or (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Company shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") acceptable to the Administrative Agent, provided that:

                 (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more assignment agreements, in form and substance satisfactory to the Administrative Agent, pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 hereof and (y) the appropriate Issuing Bank an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing), to the extent such amount was not theretofore funded by such Replaced Bank; and

             (ii) all obligations of the Company owing to the Replaced Bank (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

                 Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Company, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification and clawback provisions under this Agreement, which shall survive as to such Replaced Bank. Notwithstanding anything to the contrary contained above, no Issuing Bank may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Bank (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Bank or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Bank) have been made with respect to such outstanding Letters of Credit.

                 Section 2.  Letters of Credit.

                 2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Company may request any Issuing Bank at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date to issue, (x) for the account of the Company and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Company, an irrevocable standby letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by the Company and such Issuing Bank in support of said L/C Supportable Indebtedness (each such standby letter of credit, a "Standby Letter of Credit" and collectively, the "Standby Letters of Credit") and (y) for the account of the

Company and for the benefit of any obligee of trade obligations of the Company, an irrevocable trade letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and the Company, in support of trade obligations of the Company (each such trade letter of credit, a "Trade Letter of Credit" and collectively, the "Trade Letters of Credit," each Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit" and the Trade Letters of Credit and the Standby Letters of Credit, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars. It is hereby acknowledged and agreed that the standby letters of credit which were issued by the respective Issuing Bank under the Original Credit Agreement or the Existing Credit Agreement and which remain outstanding on the Restatement Effective Date (the "Existing Standby Letters of Credit") shall constitute Standby Letters of Credit for all purposes of this Agreement and shall be deemed issued, with the same maturity date, on the Restatement Effective Date for purposes of Sections 2.04(a) and
3.01. The Existing Standby Letters of Credit and the Stated Amounts and the expiry dates thereof and the beneficiaries thereunder are described on Schedule II.

                 (b) Each Issuing Bank hereby agrees, in its sole discretion, that it will, and BTCo hereby agrees that, in the event a requested Letter of Credit is not issued by any one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Company one or more Letters of Credit,
(x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Company as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of obligees of trade obligations of the Company as referenced in Section 2.01(a); provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                 (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the Original Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the Original Effective Date, and which such Issuing Bank in good faith deems material to it;

                (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b); or

               (iii) a Bank Default exists, unless such Issuing Bank has entered into arrangements satisfactory to it and the Company to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default including by cash collateralizing such Bank's applicable RL Percentage of the Letter of Credit Outstandings.

                 (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed (x) $2,500,000, (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total Available Revolving Loan Commitment then in effect or (z) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Borrowing Base, (ii) each Standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the Revolving Loan Maturity Date, on terms acceptable to the Administrative Agent and the Issuing Bank with any such extension to be treated as a new issuance of the Standby Letter of Credit being extended) and (y) the Revolving Loan Maturity Date and (iii) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 24 months after the date of the issuance thereof and (y) the Revolving Loan Maturity Date.

                 2.02 Minimum Stated Amount. The Stated Amount of each Standby Letter of Credit shall be not less than $100,000 and the Stated Amount of each Trade Letter of Credit shall be not less than $125,000 or, in each case, such lesser amount as is acceptable to the Issuing Bank issuing such Letter of Credit.

                 2.03 Letter of Credit Requests. (a) Whenever the Company desires that a Letter of Credit be issued for its account, the Company shall give the Administrative Agent and the respective Issuing Bank at least ten Business Days' (or such shorter period as is acceptable to such Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

                 (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank shall issue on the date of issuance requested in the applicable Letter of Credit Request the requested Letter of Credit for the account of the Company in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of, or its entering into an amendment with respect to, any Letter of Credit, the respective Issuing Bank shall promptly notify each Bank of such issuance or amendment, which notice shall be accompanied by a copy of the Letter of Credit actually issued or amendment entered into, as the case may be, by such Issuing Bank.

                 2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the respective Issuing Bank of any Letter of Credit (and on the Restatement Effective Date in the case of Existing Letters of Credit), such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 1.12 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Banks or of all Banks with Revolving Loan Commitments, as the case may be.

                 (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Company or any Bank.

                 (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to the respective Issuing Bank pursuant to Section 2.05(a), the respective Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's applicable RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of such Issuing Bank in Dollars such Participant's applicable RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its applicable RL Percentage of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the cost to such Issuing Bank of acquiring overnight Federal funds. The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Bank its applicable RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its applicable RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's applicable RL Percentage of any such payment.

                 (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its applicable RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                 (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                 (f) The obligations of each respective Participant to make payments to the Administrative Agent for the account of each Issuing Bank with respect to Letters of Credit issued which such Participant has a participation in shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                   (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

                 (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the other Credit Documents; or

                   (v)    the occurrence of any Default or Event of Default.

                 2.05 Agreement to Repay Letter of Credit Drawings. (a) The Company hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to the respective Issuing Bank at such location as may otherwise have been agreed upon by the Company and the respective Issuing Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, if the respective Issuing Bank has given the Company notice of such payment or disbursement prior to 2:00 p.m. (New York time) on the date of such payment or disbursement (which notice such Issuing Bank shall be under no obligation to give), and in any event on the Business Day immediately succeeding such payment or disbursement, with interest on the amount so paid or disbursed by the respective Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the Company therefor at a rate per annum which shall be
(x) unless a Bankruptcy Default exists on the date of the respective payment or disbursement, for the period from and including the date of the respective payment or disbursement until the earlier to occur of a Bankruptcy Default or the date of receipt by the Company from such Issuing Bank or the Administrative Agent of written or telephonic notice of such payment or disbursement, the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans at the time of such payment or disbursement, and (y) from and including the date of the respective payment or disbursement if a Bankruptcy Default then exists or, if a Bankruptcy Default does not exist on the date of the respective payment or disbursement, from and including the earlier to occur of the date upon which a Bankruptcy Default subsequently occurs or the date of receipt by the Company from such Issuing Bank or the Administrative Agent of written or telephonic notice of such payment or disbursement to but excluding the date such Issuing Bank was reimbursed by the Company therefor, the Base Rate in effect from time to time plus 4%, in each case with such interest to be payable on demand. Each Issuing Bank shall provide the Company and the Administrative Agent prompt notice of any payment or disbursement made under the Letter of Credit issued by such Issuing Bank, although the failure of, or the delay in, giving any such notice shall not release or diminish the obligations of the Company under this Section 2.05(a) or under any other Section of this Agreement.

                 (b)      The obligations of the Company under this Section
2.05 to reimburse each Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant) or any beneficiary or any transferee of the respective Letter of Credit, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing or any draft, demand, certificate or any other document presented under such

Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any or all respects or any statement therein being untrue or inaccurate in any respect; provided, however, that the Company shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

                 2.06 Increased Costs. If at any time after the Original Effective Date any Issuing Bank or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Company by any Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Company shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. In determining such additional amounts pursuant to the preceding sentence, each Issuing Bank or Participant will act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable or reductions in rates of return relate to such Issuing Bank's or Participant's letters of credit in general and are not specifically attributable to the Letters of Credit hereunder, use averaging and attribution methods which are reasonable and which cover all letters of credit similar to the Letters of Credit issued by or participated in by such Issuing Bank or Participant whether or not the documentation for such other Letters of Credit permit such Issuing Bank or Participant to receive amounts of the type described in this Section 2.06. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice (unless the respective Issuing Bank or Participant has intentionally withheld or delayed such notice, in which case the respective Issuing Bank or Participant shall not be entitled to receive additional amounts pursuant to this Section 2.06 for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section
2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final, conclusive and binding on the Company.

                 Section 3.  Commitment Fees; Fees; Reductions of Commitment.

                 3.01 Fees. (a) The Company agrees to pay to the Administrative Agent for distribution to each Bank with a Revolving Loan Commitment a commitment fee (the "RL Commitment Commission") for the period from and including the Restatement Effective Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated) computed at the rate for each day equal to 1/2 of 1% per annum on the daily Unutilized Revolving Loan Commitment of such Bank. Accrued RL Commitment Commission shall be due and payable in immediately available funds quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

                 (b) The Company agrees to pay to the Administrative Agent for distribution to each Bank with a D Term Loan Commitment a commitment fee (a "D Term Loan Commitment Commission") for the period from and including the Restatement Effective Date to and including the D Term Loan Termination Date (or such earlier date as the Total D Term Loan Commitment shall have been terminated) computed at the rate for each day equal to 1/2 of 1% per annum on the daily D Term Loan Commitment of such Bank. Accrued D Term Loan Commitment Commission shall be due and payable in immediately available funds quarterly in arrears on each Quarterly Payment Date and on the D Term Loan Termination Date or such earlier date upon which the Total D Term Loan Commitment is terminated.

                 (c) The Company agrees to pay to the Administrative Agent for distribution to each Bank with a Revolving Loan Commitment a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit (or, in the case of Existing Letters of Credit, from the Restatement Effective Date) to and including the termination of such Letter of Credit, computed at a rate per annum equal to 3% of the daily Stated Amount of such Letter of Credit. Letter of Credit Fees shall be distributed by the Administrative Agent to the Banks with Revolving Loan Commitments on the basis of their respective RL Percentages as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable in immediately available funds quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

                 (d) The Company agrees to pay to each Issuing Bank at all times when there is more than one Bank with a Revolving Loan Commitment, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee") for the period from and including the date of issuance (or, (x) in the case of Existing Letters of Credit, the Restatement Effective Date or (y) in the event that on the date of issuance (or the Restatement Effective Date in the case of Existing Letters of Credit) there is only one Bank with a Revolving Loan Commitment on such later date on which there is more than one Bank with a Revolving Loan Commitment) of such Letter of Credit to and including the termination of such Letter of Credit, equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable in immediately available funds quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

                 (e) The Company hereby agrees to pay in immediately available funds directly to each Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by such Issuing Bank such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Issuing Bank is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Company and such Issuing Bank.

                 (f) Notwithstanding anything to the contrary contained in this Agreement or in the Existing Credit Agreement, all unpaid Fees under, and as defined in, the Existing Credit Agreement (including, without limitation, any Commitment Commission, Letter of Credit Fees and Facing Fees (as each such term is defined in the Existing Credit Agreement)) accrued to the Restatement Effective Date (immediately prior to giving effect thereto) shall be payable on the Restatement Effective Date.

                 (g) The Company shall pay (x) to the Administrative Agent, for its own account, on the Restatement Effective Date, such fees of the Administrative Agent as have heretofore been agreed to in writing by the Company and the Agent and (y) to the Administrative Agent and each Bank, for their respective accounts, such other fees as have been agreed to in writing from time to time by the Company and the Administrative Agent when and as due.

                 3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office, which notice the Administrative Agent shall promptly transmit to each of the Banks, the Company shall have the right, without premium or penalty, to terminate, in whole or in part, the Total Unutilized Revolving Loan Commitment, provided that any partial reduction pursuant to this Section 3.02 (a) shall be in integral multiples of $1,000,000.

                 (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company may, subject to its compliance with the requirements of said Section 13.12(b), upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate the Revolving Loan Commitment and D Term Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of any Tranche of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to act as a Bank with respect to any Tranche of Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

                 (c) Any partial reduction to the Total Revolving Loan Commitment pursuant to this Section 3.02 shall be applied to reduce any then remaining commitment reduction which may be required pursuant to Section 3.03(f).

                 3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Bank) shall terminate on April 30, 1997 and the Existing Credit Agreement shall continue in effect without being amended and restated by this Agreement, unless the Restatement Effective Date has occurred on or before such date.

                 (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Bank) shall terminate in its entirety on the Original Restatement Effective Date (after giving effect to the making of the A Term Loans on such date).

                 (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Bank) shall terminate in its entirety on the Original Restatement Effective Date (after giving effect to the making of the B Term Loans on such date).

                 (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total C Term Loan Commitment (and the C Term Loan Commitment of each Bank) shall terminate in its entirety on the Original Restatement Effective Date (after giving effect to the making of the C Term Loans on such date).

                 (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total D Term Loan Commitment (and the D Term Loan Commitment of each Bank) shall (i) be reduced on each date on which D Term Loans are incurred (after giving effect to the making of the D Term Loans on such date), in an amount equal to the aggregate principal amount of D Term Loans incurred on such date, (ii) terminate in its entirety on the D Term Loan Termination Date (after giving effect to the making of D Term Loans on such date) and (iii) prior to the termination of the Total D Term Loan Commitment as provided in clauses (i) and (ii) above, be reduced from time to time to the extent required by Section 4.02.

                 (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, unless the condition set forth in
Section 5A.04 shall have theretofore been satisfied, on the one month anniversary of the Restatement Effective Date (i) the Total D Term Loan Commitment (and the D Term Loan Commitment of each Bank) shall terminate in its entirety and (ii) the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to $10,000,000 (or, to the extent the amount of such required reduction (as such may be reduced pursuant to Section 3.02(c) or 3.03(j)) exceeds the Total Revolving Loan Commitment at such time, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall be terminated).

                 (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate on the Revolving Loan Maturity Date.

                 (h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which a mandatory prepayment of Term Loans pursuant to
Section 4.02(B)(a) is
required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, (x) first, the Total D Term Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding and (y) second, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the sum of (A) the amount by which the Total D Term Loan Commitment was reduced pursuant to clause (x) above and (B) the aggregate principal amount of Term Loans then outstanding.

                 (i) Each partial reduction to the Total D Term Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the D Term Loan Commitment of each Bank with such a Commitment. Each partial reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment.

                 (j) Each partial reduction to the Total Revolving Loan Commitment pursuant to Section 3.03(h) shall be applied to reduce any then remaining commitment reduction which may be required pursuant to Section 3.03(f).

                 Section 4.  Prepayments; Payments; Taxes.

                 4.01 Voluntary Prepayments. (a) The Company shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

                 (i) the Company shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Base Rate Loans (or, if agreed with each Bank (in each such Bank's sole discretion) with a Revolving Loan Commitment, same day notice in the case of Revolving Loans provided such notice is given prior to 11:00 A.M. (New York time) on such Business Day) and (y) at least three Business Days' prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Eurodollar Loans, whether A Term Loans, B Term Loans, C Term Loans, D Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar

         Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

                (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 and, if greater, in integral multiples of $100,000 (or in the case of Revolving Loans, such lesser amount as may be agreed by each Bank (in each such Bank's sole discretion) with a Revolving Loan Commitment and the Administrative Agent), provided that no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

               (iii)  prepayments of Eurodollar Loans made pursuant to this
         Section 4.01(a) may only be made on the last day of an Interest Period applicable thereto;

                (iv) each prepayment of Term Loans pursuant to this Section 4.01(a) shall be required to be applied to repay A Term Loans, B Term Loans, C Term Loans and D Term Loans pro rata based on the then applicable A Facility Percentage, B Facility Percentage, C Facility Percentage and D Facility Percentage, provided that at the Company's option, on the Restatement Effective Date, the Company may prepay $4,312,500 of Term Loans, which prepayments may be applied to each Tranche of Term Loans in an amount equal to the amount of all remaining Scheduled Repayments for such Tranche of Term Loans during calendar year 1997 and which prepayments shall be applied to reduce all remaining Scheduled Repayments of each such Tranche during calendar year 1997;

                 (v) each voluntary prepayment of Revolving Loans which is accompanied by a permanent reduction to the Total Revolving Loan Commitment (pursuant to Section 3.02(a) or as otherwise provided herein) shall be applied (x) first, to prepay the principal of outstanding Revolving Loans (it being understood that the Total Revolving Loan Commitment shall be reduced by the amount of each payment made pursuant to this clause (x)) and (y) second, to cash collateralize Letter of Credit Outstandings by depositing cash or Cash Equivalents in a cash collateral account to be established by the Administrative Agent to be held as security for the Letter of Credit Outstandings in an amount equal to the aggregate Letter of Credit Outstandings at such time (it being understood that the Total Revolving Loan Commitment shall be reduced by the amount of cash deposited in the cash collateral account as required by this clause
         (y)); and

                (vi) each voluntary prepayment of any Tranche of Term Loans pursuant to this Section 4.01(a) shall be applied (x) first, to the extent any portion of any Scheduled Repayment of such Tranche of Term Loans for the twelve months immediately following the date of such prepayment remains unpaid, to reduce the then remaining Scheduled Repayments of such Tranche of Term Loans to occur in such twelve month period in direct order of maturity and (y) second, to the extent remaining after the applications pursuant to the preceding clause (x), to reduce the then remaining Scheduled Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment of the respective Tranche of Term Loans after giving effect to all prior reductions thereto).

                 (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company may, upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (b) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (B) in the case of the repayment of D Term Loans of any Bank pursuant to this clause (b) any D Term Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed D Term Loan Commitments) and (C) in the case of the repayment of Loans of any Bank the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                 4.02  Mandatory Repayments.

                 (A)      Requirements:

                 (a) If on any date the sum of the aggregate outstanding principal amount of the Revolving Loans (after giving effect to all other repayments thereof on such date) and the Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, the Company shall prepay the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, the Company shall pay to the Administrative Agent at its Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all Obligations of the Company hereunder in a cash collateral account to be established by the Administrative Agent.

                 (b) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Company shall on the date of delivery thereof in accordance with Section 8.01(k) repay the principal of Revolving Loans in an aggregate amount equal to such Borrowing Base Deficiency. To the extent the Borrowing Base Deficiency exceeds the outstanding principal amount of Revolving Loans, the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all Obligations of the Company hereunder in a cash collateral account to be established by the Administrative Agent.

              (c) On any day on which the amount of cash and Cash Equivalents held by the Company exceeds the amounts permitted pursuant to
Section 9.06(ii), the Company shall prepay the principal of Revolving Loans in an amount equal to such excess on the next succeeding Business Day.

              (d) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Company shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment as the same may be reduced in amount as provided in Sections 4.01 and 4.02(B)(a), an "A Term Loan Scheduled Repayment," and each such date, an "A Term Loan Scheduled Repayment Date"):

           A Term Loan
     Scheduled Repayment Date                                       Amount
     ------------------------                                       ------
         May 31, 1997                                               $1,250,000
         August 31, 1997                                            $1,250,000

         November 30, 1997                                          $1,250,000
         February 28, 1998                                          $1,250,000
         May 31, 1998                                               $1,250,000
         August 31, 1998                                            $1,250,000

         November 30, 1998                                          $1,250,000
         February 28, 1999                                          $1,250,000
         May 31, 1999                                               $1,500,000
         August 31, 1999                                            $1,500,000

         November 30, 1999                                          $1,500,000

         A Term Loan Maturity Date                                  $1,500,000


                 (e) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Company shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment as the same may be reduced in amount as provided in Sections 4.01 and 4.02(B)(a), a "B Term Loan Scheduled Repayment," and each such date, a "B Term Loan Scheduled Repayment Date"):



           B Term Loan
     Scheduled Repayment Date                                       Amount
     ------------------------                                       ------

         May 31, 1997                                               $50,000
         August 31, 1997                                            $50,000

         November 30, 1997                                          $50,000
         February 28, 1998                                          $50,000
         May 31, 1998                                               $50,000
         August 31, 1998                                            $50,000

         November 30, 1998                                          $50,000
         February 28, 1999                                          $50,000
         May 31, 1999                                               $50,000
         August 31, 1999                                            $50,000

         November 30, 1999                                          $50,000
         February 28, 2000                                          $50,000
         May 31, 2000                                               $2,100,000
         August 31, 2000                                            $2,100,000

         November 30, 2000                                          $2,500,000
         February 28, 2001                                          $2,500,000
         May 31, 2001                                               $2,500,000
         August 31, 2001                                            $2,500,000

         November 30, 2001                                          $2,500,000

         B Term Loan Maturity Date                                  $2,500,000


                 (f) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Company shall be required to repay that principal amount of C Term Loans, to the extent then outstanding, as set forth opposite such date (each such repayment as the same may be reduced in amount as provided in Sections 4.01 and 4.02(B)(a), a "C Term Loan Scheduled Repayment," and each such date, a "C Term Loan Scheduled Repayment Date"):



           C Term Loan
     Scheduled Repayment Date                          Amount
     ------------------------                          ------

         May 31, 1997                                  $137,500
         August 31, 1997                               $137,500

         November 30, 1997                             $137,500
         February 28, 1998                             $137,500
         May 31, 1998                                  $137,500
         August 31,  1998                              $137,500

         November 30, 1998                             $137,500
         February 28, 1999                             $137,500
         May 31, 1999                                  $137,500
         August 31, 1999                               $137,500

         November 30, 1999                             $137,500
         February 28, 2000                             $137,500
         May 31, 2000                                  $137,500
         August 31, 2000                               $137,500

         November 30, 2000                             $137,500
         February 28, 2001                             $137,500
         May 31, 2001                                  $137,500
         August 31, 2001                               $137,500

         November 30, 2001                             $137,500
         February 28, 2002                             $137,500
         May 31, 2002                                  $5,837,500
         August 31, 2002                               $5,837,500

         November 30, 2002                          $5,837,500
         February 28, 2003                          $5,837,500
         May 31, 2003                               $7,087,500
         August 31, 2003                            $7,087,500

         November 30, 2003                          $7,087,500

         C Term Loan Maturity                       $7,087,500


                 (g) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Company shall be required to repay that principal amount of D Term Loans, to the extent then outstanding, as set forth opposite such date (each such repayment as the same may be reduced in amount as provided in Sections 4.01 and 4.02(B)(a) and as provided below, a "D Term Loan Scheduled Repayment," and each such date, a "D Term Loan Scheduled Repayment Date"):



           D Term Loan
     Scheduled Repayment Date                       Amount
     ------------------------                       ------

         February 28, 1998                          $112,500
         May 31, 1998                               $112,500
         August 31,  1998                           $112,500

         November 30, 1998                          $112,500
         February 28, 1999                          $112,500
         May 31, 1999                               $112,500
         August 31, 1999                            $112,500

         November 30, 1999                          $112,500
         February 28, 2000                          $112,500
         May 31, 2000                               $112,500
         August 31, 2000                            $112,500

         November 30, 2000                          $112,500
         February 28, 2001                          $112,500
         May 31, 2001                               $112,500
         August 31, 2001                            $112,500

         November 30, 2001                            $112,500
         February 28, 2002                            $112,500
         May 31, 2002                               $4,837,500
         August 31, 2002                            $4,837,500

         November 30, 2002                          $4,837,500
         February 28, 2003                          $4,837,500
         May 31, 2003                               $5,962,500
         August 31, 2003                            $5,962,500

         November 30, 2003                          $5,962,500

         D Term Loan Maturity Date                  $5,962,500

; provided in the event that the aggregate principal amount of D Term Loans incurred at or prior to the time that the D Term Loan Commitment is terminated in accordance with Sections 3.02 and/or 3.03 is less than $45,000,000, the amount of such deficiency shall be applied to reduce the then remaining D Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such D Term Loan Scheduled Repayment after giving effect to all prior reductions thereto).

                 (h) On each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives any proceeds from any sale or issuance of equity (excluding proceeds of the Equity Financing and the Supplemental Equity Contribution) and until such time as the sum of all Net Cash Proceeds from sales or issuances of equity after the Restatement Effective Date exceeds $50,000,000 (excluding proceeds of the Equity Financing), an amount equal to 100% of the Net Cash Proceeds of the respective issuance shall be applied as provided in Section 4.02(B) and on each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives any proceeds from any sale or issuance of equity (excluding proceeds of the Equity Financing) which, when added to the sum of the Net Cash Proceeds from all other such issuances of equity after the Restatement Effective Date, exceed $50,000,000 (excluding proceeds of the Equity Financing), an amount equal to the sum of (x) 100% of that portion of such Net Cash Proceeds which is less than or equal to the remainder of $50,000,000 less the sum of all other Net Cash Proceeds from the sale or issuance of equity after the Restatement Effective Date and (y) 50% of the remaining proceeds of such issuances shall be applied as provided in Section 4.02(B); provided that repayments pursuant to this Section 4.02(A)(h) based on the receipt of cash proceeds received by the Company from the issuance of Common Stock as a result of the exercise of options by employees or management of the Company ("Option Proceeds") shall not be required to be made on the date of the receipt thereof

(unless such date of receipt is also a date specified below) but instead shall be required to be made on each date on which the amount of such Option Proceeds received during the period commencing on the later of (x) the Restatement Effective Date and (y) the immediately preceding date on which a principal repayment was made pursuant to this Section 4.02(A)(h) as a result of the receipt of Option Proceeds and ending on the date of determination (the "Option Proceeds Payment Period") equals or exceeds an amount equal to (I) $200,000 less (II) the amount of Option Proceeds received by the Company for the period commencing on the Original Effective Date and ending on the Restatement Effective Date, with the principal amount of the repayments required on each such date to equal 50% of the aggregate amount of Option Proceeds received on or before such date during the Option Proceeds Payment Period. Notwithstanding anything to the contrary contained in the foregoing, the Company will not be required to make any repayments with respect to the issuance of Common Stock as compensation in lieu of cash, or upon the cashless exercise of employee options.

                 (i) On each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives any proceeds from any incurrence by the Company or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted by Section
9.05 as such Section is in effect on the Restatement Effective Date), an amount equal to 100% of the cash proceeds of the respective incurrence (net of any underwriting discounts and commissions and other reasonable costs associated therewith) shall be applied as provided in Section 4.02(B).

                 (j) On each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities other than capital stock all or the requisite portion of the proceeds from the sale of which is recaptured (or will be recaptured once the $200,000 threshold set forth in Section 4.02(A)(h) is achieved) pursuant to Section 4.02(A)(h)), but excluding
(i) sales of inventory and Cash Equivalents in the ordinary course of business,
(ii) sales of equipment which, in the reasonable judgment of the Company have become obsolete, worn out or uneconomic, in the ordinary course of business, the proceeds of which are used to purchase other equipment used in the Company's business within 180 days from the date of sale so long as the aggregate amount of Net Sale Proceeds excluded pursuant to this clause (ii) in any fiscal year does not exceed $250,000 and (iii) sales of receivables of the Company, provided that such receivables were reflected on the balance sheet of the Company on which the most recent Borrowing Base Certificate delivered pursuant to Section 8.01(k) prior to the date of such sale was based and such receivables were not included in such Borrowing Base Certificate as Eligible Receivables and so long as the aggregate face value of all such receivables to be excluded pursuant to this clause (iii) in any fiscal year does not exceed

$250,000), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as provided in Section 4.02(B).

                 (k) On or prior to each Excess Cash Payment Date, an amount equal to 75% (or, if Consolidated EBITDA for the Company's fiscal year ending in 1998 or 1999 exceeds $36,000,000, 50% for such fiscal year and each fiscal year thereafter) of the Excess Cash Flow for the relevant Excess Cash Flow Recapture Period shall be applied as provided in Section 4.02(B).

                 (B)      Application:

                 (a)(i) Each mandatory repayment of Loans pursuant to Sections 4.02(A)(h) through 4.02(A)(k), inclusive, shall be applied to repay the principal of outstanding A Term Loans, B Term Loans, C Term Loans and D Term Loans pro rata based on the then applicable A Facility Percentage, B Facility Percentage, C Facility Percentage and D Facility Percentage; (ii) each mandatory repayment of any Tranche of Term Loans arising pursuant to Sections 4.02(A)(h) or (k) shall be applied (x) first, to the extent any portion of any Scheduled Repayment of such Tranche of Term Loans for the twelve months immediately following the date of such prepayment remains unpaid, to reduce the then remaining Scheduled Repayments of such Tranche of Term Loans to occur in such twelve month period in direct order of maturity and (y) second, to the extent remaining after the applications pursuant to the preceding clause (x), to reduce each of the then remaining Scheduled Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment of the respective Tranche of Term Loans after giving effect to all prior reductions thereto) and (iii) each mandatory repayment of any Tranche of Term Loans arising pursuant to Sections 4.02(A)(i) or (j) shall be applied to reduce each of the then remaining Scheduled Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment of the respective Tranche of Term Loans after giving effect to all prior reductions thereto).

                 (b) With respect to each repayment of Loans required by this Section 4.02, the Company may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such

Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                 (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding A Term Loans shall be repaid in full on the A Term Loan Maturity Date, (ii) all then outstanding B Term Loans shall be repaid in full on the B Term Loan Maturity Date, (iii) all then outstanding C Term Loans shall be repaid in full on the C Term Loan Maturity Date, (iv) all then outstanding D Term Loans shall be repaid in full on the D Term Loan Maturity Date and (v) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date.

                 4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments made by the Company under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                 4.04 Net Payments. (a) All payments made by the Company under this Agreement or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this

Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Company agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by such Bank in respect of such additional amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Company will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                 (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.12 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause
(i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such form or certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Company agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                 Section 5. Conditions Precedent to the Restatement Effective Date and to All Credit Events on the Restatement Effective Date. The occurrence of the Restatement Effective Date pursuant to Section 13.10, the obligation of each Bank to make Loans and the obligation of any Issuing Bank to issue Letters of Credit, in each case, on the Restatement Effective Date is subject, at the time of the making of such Loans or the issuance of such Letters of Credit, to the satisfaction of the following conditions:

                 5.01 Execution of Agreement; Notes. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered in accordance with clause (i) of the first sentence of Section 13.10, and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks with a D

Term Loan Commitment and/or a Revolving Loan Commitment the appropriate D Term Note and/or Revolving Note executed by the Company, in each case in the amount, maturity and as otherwise provided herein.

                 5.02 Consummation of the Equity Financing. On the Restatement Effective Date, (i) the Company shall have received Net Cash Proceeds of at least $18,500,000 and the Equity Financing Notes in each case from the issuance by the Company of common stock to existing holders of common stock of the Company (the "Equity Financing"), (ii) the Banks shall have received true and correct copies of all agreements governing, or relating to, the Equity Financing (the "Equity Financing Documents") and (iii) all terms and conditions of the Equity Financing and the Equity Financing Documents shall be reasonably satisfactory to the Administrative Agent and the Required Banks.
The Company shall have utilized the proceeds from the Equity Financing to make all payments then owing in connection with the Transaction and the Administrative Agent and the Banks shall have received an officers' certificate to such effect setting forth in reasonable detail the uses of such proceeds. The Equity Financing shall have occurred in accordance with the terms and conditions of the Equity Financing Documents and all applicable law.

                 5.03 Repayment of Certain Existing Loans; Payment of Fees; etc. On or prior to the Restatement Effective Date or concurrently with the initial Credit Event on the Restatement Effective Date, the Company shall have
(x) repaid in full (i) all outstanding Existing Revolving Loans, (ii) all interest accrued to the Restatement Effective Date on all Existing Revolving Loans, (iii) each of the A Term Loan Scheduled Repayments, B Term Loan Scheduled Repayments and C Term Loan Scheduled Repayments (as each such term is defined in the Existing Credit Agreement) which were (a) originally due and payable under the terms of the Existing Credit Agreement as executed on February 26, 1996 and (b) postponed until June 30, 1997, by the terms of the Second Amendment to the Existing Credit Agreement (collectively, the "Deferred Loans") and (iv) all interest accrued to the Restatement Effective Date on the Deferred Loans, and (y) paid (I) all amounts contemplated by Sections 3.01(f) and (g) of this Agreement to the extent then due and (II) all other costs, fees and expenses owing to any of the Existing Banks and/or the Existing Agent, respectively, under the Existing Credit Agreement, to the extent then due in accordance with the terms of the Existing Credit Agreement. Except as provided in Section 2.01(a), no Letters of Credit (as defined in the Existing Credit Agreement) issued under the Existing Credit Agreement shall be outstanding and all Unpaid Drawings (as defined in the Existing Credit Agreement) relating to Letters of Credit (as defined in the Existing Credit Agreement) shall have been paid in full, together with all interest, fees and other amounts applicable thereto. After giving effect to the payments pursuant to this Section, no Revolving Loans shall be outstanding on the Restatement Effective Date after giving effect to the transactions contemplated hereby and there shall be $16,000,000 of A Term Loans outstanding, $19,800,000 of B Term Loans outstanding and $54,450,000 of C Term Loans outstanding.

                 5.04 Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate dated the Restatement Effective Date signed on behalf of the Company by the President or any Vice President of the Company stating that all of the conditions in Sections 5.02, 5.03, 5.12, 5.13, 5.18, 5.19, 6.01, 6.03 and 6.04 have been satisfied on such date, provided the certificate shall not be required to certify as to the acceptability of any items to the Administrative Agent and/or the Required Banks or as to whether the Administrative Agent and/or the Required Banks are satisfied with any of the matters described in said Sections.

                 5.05 Opinion of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received from Sonnenschein Nath & Rosenthal, special counsel to the Company, an opinion addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and which shall cover the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                 5.06 Corporate Documents; Proceedings. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by the President or any Vice President of the Company, and attested to by the Secretary or any Assistant Secretary of the Company, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of the Company and the resolutions of the Company referred to in such certificate, and the foregoing shall be acceptable to the Administrative Agent and the Required Banks in their sole discretion.

                 (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent or the Required Banks reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                 5.07 Employee Benefit Plans; Shareholders' Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Debt Agreements; CPC Contract. On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Company, of (i) all employee benefit plans or any other similar plans or arrangements for the benefit of employees of the Company and any profit sharing plans and deferred compensation plans of the Company (collectively, the "Employee Benefit Plans") other than Stock Option Plans, (ii) all agreements entered into by the Company governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to the Company with respect to their capital stock (collectively, the "Shareholders' Agreements"), (iii) all collective bargaining agreements applying or relating to any employee of the Company (collectively, the "Collective Bargaining Agreements"), (iv) any tax sharing, disaffiliation, tax allocation and other similar agreements entered into by the Company (collectively, the "Tax Sharing Agreements"), (v) all agreements evidencing or relating to the Existing Obligations of the Company (collectively, the "Debt Agreements") and (vi) the CPC Contract; all of which Employee Benefit Plans (other than Stock Option Plans), Shareholders' Agreements, Collective Bargaining Agreements, Tax Sharing Agreements, Debt Agreements and the CPC Contract, shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall be in full force and effect on the Restatement Effective Date (it being understood that the CPC Contract substantially in the form of the draft of February 27, 1997, previously provided to the Administrative Agent, is satisfactory); provided, however, that only those Employee Benefit Plans (other than Stock Option Plans), Shareholders' Agreements, Collective Bargaining Agreements, Tax Sharing Agreements and Debt Agreements which were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, which have been changed in any material respect since such date, shall be required to be delivered pursuant to this Section 5.07.

                 5.08 Capital Expenditure Plan. On or prior to the Restatement Effective Date, there shall have been delivered to the Banks a capital expenditure plan (the "Capital Expenditure Plan") to effect the Permitted Capital Expenditures in order to create capacity to manufacture and distribute pasta in the volumes contemplated as of the Restatement Effective Date to be sold pursuant to the CPC Contract and to meet other projected increases in manufacturing and distribution capacity requirements after the Restatement Effective Date, which Capital Expenditure Plan (x) has been approved by the Board of Directors of the Company, (y) sets forth in reasonable detail the specific construction plan, timing and costs of the Permitted Capital Expenditures and (z) demonstrates that the Permitted Capital Expenditures will be sufficient to meet the production and delivery requirements contemplated as of the Restatement Effective Date to be sold pursuant to the CPC Contract and that the total cost of such Permitted

Capital Expenditures will not exceed $60,000,000. All of the above shall be satisfactory to the Administrative Agent and the Required Banks.

                 5.09 Pledge Agreement. On the Restatement Effective Date, the Company shall have duly authorized, executed and delivered an amended and restated pledge agreement substantially in the form of Exhibit G hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities, if any, referred to in the Pledge Agreement and then owned by the Company, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated irrevocable stock powers in the case of capital stock constituting Pledged Securities.

                 5.10  Security Agreement.  On the Restatement Effective Date,
(i) the Company shall have duly authorized, executed and delivered an amended and restated security agreement in substantially the form of Exhibit H hereto (as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof, the "Security Agreement"), (ii) no filings, recordings, registrations or other actions (other than those made, obtained or taken on or prior to the Restatement Effective Date) shall be necessary or, in the opinion of the Collateral Agent, desirable to maintain the perfection and priority of the security interests granted pursuant to the Security Agreement in the Security Agreement Collateral covered thereby, and (iii) the Banks shall have received:

                 (a) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to further perfect the security interests purported to be created by the Security Agreement;

                 (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such financing statements that name the Company as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and
         (y) to the extent evidencing Permitted Liens);

                 (c) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

                 (d) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                 5.11 Mortgages; Title Insurance; Appraisal. (a) On the Restatement Effective Date, the Collateral Agent shall have received:

                   (i) fully executed counterparts of the amendments (the "Existing Mortgage Amendments") to the mortgage and deed of trust delivered pursuant to the Original Credit Agreement and Existing Credit Agreement as amended immediately prior to the Restatement Effective Date (the "Existing Mortgages") in form and substance reasonably satisfactory to the Administrative Agent, which Existing Mortgages shall cover such of the Real Property owned by the Company as shall be listed in Part A of Schedule III and designated as the existing mortgaged properties (each an "Existing Mortgaged Property" and collectively, the "Existing Mortgaged Properties"), together with evidence that counterparts of the Existing Mortgage Amendments have been delivered to the title insurance company insuring the Liens of the Existing Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain valid and enforceable first priority mortgage liens on the Existing Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                  (ii) endorsements of the existing Mortgage Policies (the "Endorsements") in a form and in amounts satisfactory to the Administrative Agent and the Required Banks, assuring the Collateral Agent that the Existing Mortgages, as amended by the Existing Mortgage Amendments, are valid and enforceable first priority mortgage liens on the Existing Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Encumbrances, and such Endorsements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks;

                 (iii) real estate appraisals, in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks, in connection with the Existing Mortgaged Properties, dated a recent date acceptable to the

         Collateral Agent from appraisers reasonably satisfactory to the Administrative Agent, which appraisals shall comply with all applicable law, including the requirements set forth in 12 C.F.R.,
         Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order and which appraisals shall be certified by the appraiser as complying with all such applicable law; and

                 (b) On the Restatement Effective Date, (i) the Existing Mortgages shall remain in full force and effect, and (ii) no filings, recordings, registrations or other actions (other than those made, obtained or taken on or prior to the Restatement Effective Date referred to in the preceding clause (a)) shall be necessary or, in the opinion of the Collateral Agent, desirable to maintain the perfection and priority of the mortgage liens on the Existing Mortgaged Properties granted pursuant to the Existing Mortgages.

                 5.12 Adverse Change; Approvals; etc. (a) Since September 27, 1996, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (i) has, or could have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of the Company to perform its obligations to the Administrative Agent and the Banks under this Agreement or any other Credit Document, (ii) which has, or would reasonably be expected to have, a Material Adverse Effect or (iii) indicates the inaccuracy in any material respect of the information previously provided to the Administrative Agent or the Banks (taken as a whole) or indicates that the information previously provided omitted to disclose any material information.

                 (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with this Agreement and the Transaction and the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the Transaction, the transactions contemplated by the Documents or otherwise referred to herein or therein or the making of the Loans or the issuance of Letters of Credit.

                 5.13 Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the best knowledge of the Company, threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transaction), or with respect to any of the Existing Obligations or the obligations being refinanced in connection with the consummation of the Transaction or which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the Transaction or the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company.

                 5.14 Fees; etc. On the Restatement Effective Date, the Company shall have paid to the Administrative Agent and the Banks all reasonable costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to the Administrative Agent and the Banks, respectively, to the extent then due.

                 5.15 Asset Appraisal; Insurance; Solvency Certificate. On the Restatement Effective Date, the Banks shall have received (i) an "in-use" appraisal of the Company's Manufacturing Facilities which shall be from an appraiser, and in form, scope and substance, reasonably satisfactory to the Administrative Agent and the Required Banks, (ii) analyses and evidence (including, without limitation, certificates with respect to each insurance policy listed on Schedule IX) of insurance complying with the requirements of
Section 8.03 for the business and properties of the Company (including, without limitation, business interruption insurance), in form, scope and substance reasonably satisfactory to the Administrative Agent and the Required Banks and naming the Collateral Agent and the Banks as an additional insured and the Collateral Agent as loss payee and stating that such insurance shall not be cancelled or revised without thirty days prior written notice by the insurer to the Administrative Agent and (iii) a certificate in the form of Exhibit I addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date, from the Chief Financial Officer of the Company, providing the opinion of the Chief Financial Officer of the Company that, after giving effect to the Transaction and the other transactions contemplated hereby and the related financing thereof as contemplated hereby, the Company is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection with the transactions contemplated hereby, will not be left with unreasonably small capital with which to engage in its businesses and will not have incurred debts beyond its ability to pay such debts as they mature and become due.

                 5.16 Consent Letter. On the Restatement Effective Date, the Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit J hereto, indicating its consent to its appointment by the Company as its agent to receive service of process as specified in Section
13.08 of this Agreement.

                 5.17 Financial Statements. (a) On or prior to the Restatement Effective Date, the Administrative Agent and each of the Banks shall have received an unaudited pro forma balance sheet of the Company at February 21, 1997 prepared in accordance with generally accepted accounting principles (after giving effect to the Transaction and the related financings thereof as contemplated hereby), which pro forma balance sheet (including, without limitation, the amount of net worth of the Company at such date) shall be in the form attached hereto as Exhibit K.

                 (b) On or prior to the Restatement Effective Date, the Administrative Agent and the Banks shall have received the financial projections (the "Projections") set forth on Exhibit L hereto, which Projections shall include the making of the Capital Expenditures contemplated by the Capital Expenditure Plan and the financing thereof in accordance with the terms of this Agreement, for the five fiscal years of the Company ended after the Restatement Effective Date, which Projections, and the supporting assumptions and explanations thereto, shall be reasonably satisfactory in scope and in form and substance to the Administrative Agent and the Required Banks.

                 5.18 Existing Indebtedness. On the Restatement Effective Date and after giving effect to the Transaction and the other transactions contemplated hereby that are to be consummated on the Restatement Effective Date and the related financing therefor, the Company shall not have any Indebtedness outstanding except for (i) the Loans, (ii) the Letters of Credit and (iii) the Existing Obligations. The Existing Obligations shall not have been incurred in connection with, or in contemplation of, the Transaction and the other transactions contemplated hereby, and the terms and conditions of the Existing Obligations shall be satisfactory to the Administrative Agent and the Required Banks. All of the Existing Obligations shall remain outstanding after the consummation of the Transaction and the other transactions contemplated hereby that are to be consummated on the Restatement Effective Date and the related financing therefor, without any default or events of default existing thereunder or arising as a result of the consummation of such transactions contemplated hereby. Except as may have been requested or approved by the Administrative Agent and the Required Banks, there shall not be any amendments or modifications to the agreements and instruments governing or evidencing the Existing Obligations.

                 5.19 Subsidiaries. On the Restatement Effective Date, the Company shall have no Subsidiaries.

                 5.20 Borrowing Base Certificate. On the Restatement Effective Date, the Company shall have delivered to the Administrative Agent the Borrowing Base Certificate at March 28, 1997 meeting the requirements of
Section 8.01(k) herein.

                 Section 5A. Conditions Precedent to the Incurrence of D Term Loans. The obligation of each Bank to make D Term Loans is subject, at the time of the making of each D Term Loan, to the satisfaction of the following conditions:

                 5A.01 Restatement Effective Date. All of the conditions to the making of Loans on the Restatement Effective Date shall have been met in accordance with Section 5.

                 5A.02  D Term Loan Certificate.   The Administrative Agent
shall have received an officer's certificate in the form of Exhibit M, with appropriate insertions and deletions (each, a "D Term Loan Certificate"), dated the date of such Credit Event, signed on behalf of the Company by the President or any Vice President of the Company (i) stating that all the conditions in this Section 5A and Sections 6.01 and 6.03 have been satisfied on such date both before and after giving effect to such Borrowing (provided the certificate shall not be required to certify as to the acceptability of any items to the Administrative Agent and/or the Required Banks or as to whether the Administrative Agent and/or the Required Banks are satisfied with any of the matters described in said Sections), (ii) certifying in reasonable detail the Capital Expenditures for which the proceeds of the D Term Loans are to be used and (iii) certifying that such Capital Expenditures constitute Permitted Capital Expenditures and will be made in accordance with, and as contemplated by, Section 9.08(b) and the Capital Expenditure Plan.

                 5A.03 Approvals. All necessary governmental (domestic and foreign) and third party approvals required in connection with the respective Borrowing of D Term Loans and related Permitted Capital Expenditures shall have been obtained and remain in effect.

                 5A.04 Consummation of the Additional Equity Financing. The Company shall have received additional Net Cash Proceeds from the Equity Financing in an amount that, when added to the Net Cash Proceeds received by the Company pursuant to Section 5.02, equals at least $20,750,000. The Company shall have utilized the full amount of all proceeds received in connection with the Equity Financing to make payments owing in connection with the Transaction and Permitted Capital Expenditures and the Administrative Agent and the Banks shall have received an officers' certificate to such effect setting forth in reasonable detail the uses of such proceeds.

                 Section 6. Conditions Precedent To the Restatement Effective Date and To All Credit Events. The occurrence of the Restatement Effective Date pursuant to Section 13.10, the obligation of each Bank to make Loans (including Loans made on the Restatement Effective Date) and the obligation of any Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                 6.01 No Default; Representations and Warranties. On the Restatement Effective Date and at the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and
(ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Restatement Effective Date and/or the date of making of such Loans or the issuance of such Letter of Credit, provided that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct at the time of each such Credit Event only as of such specified date.

                 6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

                 (b) Prior to the issuance of each Letter of Credit (other than an Existing Letter of Credit), the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                 6.03 Adverse Change; etc. At the time of each such Credit Event and also after giving effect thereto, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (i) has, or could have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of the Company to perform its obligations to the Administrative Agent and the Banks under this Agreement or any other Credit Document, (ii) has, or could reasonably be expected to have, a Material Adverse Effect or (iii) indicates the inaccuracy, at the time provided, in any material respect of the information previously provided to the Administrative Agent or the Banks (taken as a whole) or indicates, that the information previously provided, at the time provided, omitted to disclose any material information.

                 6.04 Litigation. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or, to the best knowledge of the Company, threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions contemplated hereby, or with respect to any Existing Obligations or which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a Material Adverse Effect.

                 6.05 Subsequent Legal Opinions. If, at the time of any Credit Event subsequent to the Restatement Effective Date, the Administrative Agent or the Required Banks shall have (i) reasonably determined that any facts, circumstances or conditions might exist which could adversely affect either (x) the ability of counsel to issue at such time the legal opinions originally delivered pursuant to Section 5.05 or (y) the perfection or priority of the security interest created pursuant to the Security Documents and (ii) requested same, the Administrative Agent shall have received from counsel (who shall be reasonably satisfactory to the Administrative Agent and the Required Banks), an opinion or opinions in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks, addressed to the Banks and dated the date of such Credit Event, covering such of the matters set forth in the opinion of counsel theretofore required to be delivered pursuant to Section
5.05 as the Administrative Agent or the Required Banks, as the case may be, shall specify or such other matters incident to the transactions contemplated herein as the Administrative Agent or the Required Banks, as the case may be, may reasonably request.

                 The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Company to each of the Banks that all the applicable conditions specified in Sections 5, 5A and 6 exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5, 5A and 6, unless otherwise specified, shall be satisfactory in form and substance to the Administrative Agent and the Required Banks and shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

                 Section 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Company makes the following representations, warranties and agreements as of the Restatement Effective Date and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Restatement Effective Date and on and as of the date of each such Credit Event, provided that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct on the date of each Credit Event but only as of such specified date:

                 7.01 Corporate Status. Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in and
(iii) is duly qualified and is authorized to do business and is in good standing in (x) Delaware, Missouri and South Carolina and (y) in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications, except in the case of clause (y) for such failures to be so qualified which, in the aggregate, would not have a Material Adverse Effect.

                 7.02 Corporate Power and Authority. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. The Company has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                 7.03 No Violation. Neither the execution, delivery or performance by the Company or any of its Subsidiaries of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision of any law, statute, rule or regulation binding on or applicable to the Company or any of its Subsidiaries or any order, writ, injunction or decree of any court or governmental instrumentality binding on or applicable to the Company or any of its Subsidiaries, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the

Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries.

                 7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Restatement Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any such Document.

                 7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) (i) The balance sheet of the Company at September 27, 1996 and the related statements of operations, cash flows and shareholders' equity of the Company for the fiscal year or other period ended on such date, as the case may be, and copies of which have hereto been furnished to the Banks prior to the Restatement Effective Date which have been examined by Ernst & Young, independent certified public accountants, who delivered an unqualified opinion in respect thereto, and (ii) the pro forma (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby) balance sheet of the Company at February 21, 1997, copies of which have heretofore been furnished to the Banks prior to the Restatement Effective Date, present fairly the financial condition of the Company at the date of such balance sheets and the results of the operations and the cash flows and shareholders' equity of the Company for such fiscal year or other period, as the case may be (or, in the case of the pro forma balance sheet, presents a good faith estimate of the pro forma financial condition of the Company (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby) at the date thereof). All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied (except as may be indicated in the notes thereto) subject to normal year-end adjustments. Since September 27, 1996, there has been no material adverse change in the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                 (b) On and as of the Restatement Effective Date, after giving effect to the Transaction and to all Indebtedness (including the Loans and the Letters of Credit) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by the Company in connection with the transactions contemplated hereby, (i) the sum of the assets, at a fair valuation, of the Company will exceed its debts; (ii) the Company has not incurred nor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iii) the Company will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                 (c) Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to Section 7.05(a) and on
Schedule IV, there were as of the Restatement Effective Date (and after giving effect to the Transaction and the other transactions contemplated hereby) no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to the Company. As of the Restatement Effective Date (and after giving effect to the Transaction and the other transactions contemplated hereby), the Company does not know of any basis for the assertion against the Company of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 7.05(a) and on Schedule IV which, either individually or in the aggregate, could be material to the Company.

                 (d) On and as of the Restatement Effective Date, the Projections attached hereto as Exhibit L, which Projections shall include the making of the Capital Expenditures contemplated by the Capital Expenditure Plan and the financing thereof in accordance with the terms of this Agreement, have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a)(i) and are based on good faith estimates and assumptions made by the management of the Company, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Company to be misleading or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, the Company believed that the Projections were reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

                 7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened (i) with respect to any Document,

(ii) with respect to any Indebtedness or preferred stock of the Company or any of its Subsidiaries or (iii) that are reasonably likely to have a Material Adverse Effect.

                 7.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Bank (including, without limitation, all information contained in the Documents) (other than the Projections as to which Section 7.05(d) applies) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                 7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the D Term Loans incurred on or after the Restatement Effective Date shall be used promptly by the Company to make Permitted Capital Expenditures.

                 (b) All proceeds of Revolving Loans shall be used by the Company for working capital and general corporate purposes of the Company.

                 (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 7.09 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. Each of the Company and each of its Subsidiaries has paid all taxes payable by it before they have become delinquent other than those contested in good faith and for which adequate reserves have been established. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any tax liability in connection with the Transaction or the other transactions contemplated hereby.

                 7.10 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 4971, 4975 or 4980 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Company and its Subsidiaries and its ERISA Affiliates would not have any liability to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of any Credit Event; no Lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by
Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement. For purposes of this Section 7.10, the term "ERISA Affiliate" shall not include any Person that would otherwise be included within such term solely by reason of MSLEF II's ownership interest in such Person and the term Plan shall not include any Plan which was ever maintained by any such ERISA Affiliate.

                 7.11 Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Company in the Security Agreement Collateral described therein, and the Security Agreement creates a fully perfected first lien on, and security interest in, all right, title and interest of the Company in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation in the United States Patent and Trademark Office of assignments for security made pursuant to the Security Agreement together with filings on Form UCC-1 made pursuant to the Security Agreement, was, and continues to be, effective under Federal law to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement, and the filing of an assignment for security made pursuant to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement was, and continues to be, effective under Federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. The Company has good and marketable title to all Security Agreement Collateral described in the Security Agreement, free and clear of all Liens except those described above in this clause (a).

                 (b) The security interests created in favor of the Collateral Agent, as Pledgee for the benefit of the Secured Creditors under the Pledge Agreement, constitute first perfected security interests in the Pledged Securities, if any, subject to no security interests of any other Person. No filings or recordings (including, without limitation, as a result of the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement) are required in order to perfect the security interests created in the Pledged Securities under the Pledge Agreement.

                 (c) The Existing Mortgages (as amended by the Existing Mortgage Amendments), and, at all times after the execution and delivery thereof, the Additional Mortgages, create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Existing Mortgaged Properties and Additional Mortgaged Properties, as the case may be (including, without limitation, all fixtures and improvements relating to any such Mortgaged Property), in favor of the Collateral Agent (or such other trustee as may be named therein) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the security interest created in the Existing Mortgaged Properties and the Additional Mortgaged Properties may be subject to the

Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 9.01). Schedule III contains a true and complete list of each Real Property owned or leased by the Company on the Restatement Effective Date and the type of interest therein held by the Company. The Company has good and marketable title to the Existing Mortgaged Properties and, at the time of grant thereof and at all times thereafter, all Additional Mortgaged Properties, free and clear of all Liens except those described in the first sentence of this subsection (c).

                 (d) No consents, filings or recordings are required as a result of the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement to maintain the perfection and priority of the security interests purported to be created by the Original Security Documents.

                 7.12 Representations and Warranties in Documents and in Existing Credit Agreement. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made or deemed made and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations and warranties were made on and as of such date. In addition, all representations and warranties set forth in the Existing Credit Agreement were true and correct in all material respects as of the time such representations and warranties were made or deemed made thereunder.

                 7.13 Properties. Except as set forth in Schedule V, the Company and each of its Subsidiaries have good and marketable title to all properties owned by them including, without limitation, all property reflected in the most recent balance sheet of the Company as referred to in Section 7.05(a)(i) and in the pro forma balance sheet referred to in Section 7.05(a)(ii) and in Section 5.17 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or, in the case of any sale or disposition after the Restatement Effective Date, as otherwise permitted under this Agreement), free and clear of all Liens, other than (i) as referred to in such balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) otherwise permitted by Section 9.01.

                 7.14 Capitalization. On the Restatement Effective Date and after giving effect to the issuance of common stock on such date pursuant to the Equity Financing, the authorized capital stock of the Company shall consist of (i) 500,000 shares of Common Stock, of which 311,034 shares shall be issued and outstanding and (ii) 1,536,042 shares of Class A Common Stock, of which 1,530,515 shares shall be issued and outstanding, 1,402,689 of which shall be held by MSLEF II and 29,831 of which shall be held by CVC. Upon issuance thereof, all such outstanding shares have been or shall be duly and validly issued, are or shall be fully paid and nonassessable and, except as set forth in the Company's Certificate of Incorporation, are or shall be free of preemptive rights. On the Restatement Effective Date, except for the Stockholders Agreement and the Escrow Agreement dated October 30, 1992 among MSLEF II, the Company, Richard C. Thompson, CVC, Horst W. Schroeder, Timothy S. Webster and George K. Baum Group, Inc. (as amended as of March 8, 1995, and further amended as of April 13, 1995), the Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock other than options to purchase shares of Common Stock granted to management and employees of the Company pursuant to the Employment Agreements or the Management Agreements or the Stock Option Plans, the aggregate number of such shares subject to such options not to exceed 200,000.

                 7.15 Compliance with Statutes; etc. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a Material Adverse Effect.

                 7.16 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 7.17 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 7.18 Environmental Matters. (a) The Company and each of its Subsidiaries have complied in all material respects with, and on the Restatement Effective Date and on the date of each Credit Event are in compliance in all material respects with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no material past, pending and to the best knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or at any time operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, on any property adjoining any Real Property owned or operated by the Company and its Subsidiaries that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law.

                 (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or at any time operated by the Company or any of its Subsidiaries except in material compliance with Environmental Laws. Hazardous Materials have not at any time been Released on or from any Real Property owned or at any time operated by the Company or any of its Subsidiaries except in material compliance with Environmental Laws. Except as disclosed on Schedule VI, there are not now and never have been any underground storage tanks located on any Real Property owned or at any time operated by the Company or any of its Subsidiaries.

                 7.19 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could have a material adverse effect on the Company or on the Company and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) to the best knowledge of the Company, no question concerning union representation exists with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect.

                 7.20 Intellectual Property; Licenses; Franchises; Formulas. Each of the Company and its Subsidiaries owns all the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs, data bases, licenses, permits, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual

Property"), and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others. Except as set forth on Schedule VII, neither the Company nor any of its Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by the Company or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any proprietary rights of any other Person.

                 7.21 Indebtedness. Schedule VIII sets forth a true and complete list of all Indebtedness (other than the Loans and the Letters of Credit) of the Company as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (the "Existing Obligations"), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Existing Obligation has been incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby.

                 7.22 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (a) any Subsidiary of the Company to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or to pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) any Subsidiary of the Company to make loans or advances to the Company or any of the Company's Subsidiaries or (c) the Company or any of its Subsidiaries to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement or the other Credit Documents or (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company.

                 7.23 Enterprise Zone. Pursuant to and in accordance with City of Excelsior Springs Ordinance No. 87-1-4, the Company has been granted enterprise zone tax abatements and exemptions by the City of Excelsior Springs, Missouri and Clay County, Missouri with respect to substantially all of the Real Property of the Company, together with the Missouri Facility and other improvements thereon (including certain equipment which has been classified as real property qualified for said abatements and exemptions), as follows:

         Such Real Property shall be one hundred percent (100%) exempt from all taxes for a fifteen (15) year period, commencing January 1, 1988. For the next ten (10) years there shall be a fifty percent (50%) abatement of all taxes as to schools, county and any other funds except the general fund, for which there shall be a one hundred percent (100%) abatement of taxes. The one hundred percent (100%) abatement for the general fund of the City of Excelsior Springs shall be for a period of ten (10) years or until such time as One Hundred Eleven Thousand ($111,000.00) Dollars has been abated, whichever time shall occur first.

The tax abatements and exemptions claimed as described above are and shall be available to the Company as claimed with respect to any taxable period (or portion thereof) ending on or before the close of business on the Restatement Effective Date (whether for the Company's real property, improvements thereon or equipment classified as real property are therefore qualified for said exemptions and abatements). For taxable periods (or portions thereof) ending after the Restatement Effective Date, such tax abatements and exemptions shall be available to the Company with respect to substantially all of the Company's real property, together with improvements thereon; provided, however, that for taxable periods (or portions thereof) ending after the Restatement Effective Date, the Company makes no representation or warranty that such tax abatements and exemptions shall be available to the Company with respect to equipment (including equipment which has previously been classified as real property entitled to the benefit of such abatements and exemptions).

                 7.24 Purchase or Other Commitments and Outstanding Bids. No material purchase or other commitment of the Company is in excess of the normal, ordinary, and usual requirements of its business, or was made at any price in excess of the then current market price, or contains terms and conditions more onerous than those usual and customary in the applicable industry. There is no outstanding bid, sales or promotional proposal, contract, or unfilled order of the Company which (i) will, or could if accepted, require the Company to supply goods or services at a cost to the Company in excess of the revenues to be received therefor, or (ii) quotes prices which do not include a markup over reasonably estimated costs consistent with past markups on similar business or market conditions current at that time.

                 7.25 Subsidiaries. The Company has no Subsidiaries other than Subsidiaries created in accordance with Section 9.16.

                 7.26 Employment Agreements and Management Agreements. On the Restatement Effective Date, the Company has no agreements with members of, or with respect to, the management of the Company or any employment agreements or consulting agreements entered into by the Company or any form of such agreement other than the Management Agreements and the Employment Agreements and other than employment agreements that may be terminable at will by the Company without payment thereunder (other than compensation accrued prior to the date of termination).

                 Section 8. Affirmative Covenants. The Company covenants and agrees that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

                 8.01 Information Covenants. The Company will furnish, or cause to be furnished, to each Bank:

                 (a) Monthly Reports. Within thirty days after the end of each fiscal month of the Company other than the last such month of any fiscal quarter of the Company, the consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, the related consolidated statements of operations, cash flows and shareholders' equity for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Company, subject to normal year-end adjustments.

                 (b) Quarterly Financial Statements. Within forty-five days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarterly period, and the related consolidated statements of operations, shareholders' equity and cash flows for such quarterly period and the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such period as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by the Chief Financial Officer of the Company, subject to normal year-end audit adjustments.

                 (c) Annual Financial Statements. Within ninety days after the close of each fiscal year of the Company, the consolidated balance sheets of the

         Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, reported on by Ernst & Young or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Required Banks and in each case setting forth comparative figures for the preceding fiscal year, together with an unqualified opinion of such accounting firm and a letter stating that in the course of its regular audit of the financial statements of the Company and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default arising under Sections 4.02(A)(k), 9.02, 9.04, 9.05, 9.06 or 9.08 through 9.11, inclusive, insofar as such Sections relate to accounting matters or require computations to be made which are ordinarily made by accountants which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature and period of existence thereof. The Company shall provide a comparison between the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of operations, shareholders' equity and cash flows referred to above and the budgeted figures for the relevant period as set forth in the respective budget delivered pursuant to Section 8.01(e).

                 (d) Management Letters. Promptly after receipt thereof, a copy of any "management letter" received by the Company or any of its Subsidiaries from its certified public accountants.

                 (e) Budgets. As soon as available and in any event within ninety days following the first day of each fiscal year of the Company, a budget in form satisfactory to the Administrative Agent and the Required Banks (including budgeted statements of operations, cash flows and shareholders' equity and balance sheets) prepared by the Company for each fiscal quarter of such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, which shall be accompanied by the statement of the Chief Financial Officer of the Company to the effect that, to the best of his knowledge, such budget is a reasonable estimate for the period covered thereby.

                 (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and
         (c), a certificate of the Chief Financial Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall also set forth if delivered with the financial statements required by Section 8.01(b) or (c), (i) the calculations required to establish whether the Company was in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.04, 9.05, 9.06 and 9.08
         through 9.11, inclusive, and (ii) the amount of Excess Cash Flow for the fiscal period covered by such financial statements.

                 (g) Notice of Default or Litigation, etc. Promptly, and in any event within three Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against the Company or any of the Subsidiaries which could materially and adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness or preferred stock of the Company or any of its Subsidiaries or (z) with respect to any Document, (iii) any adverse judgment rendered against the Company or any of its Subsidiaries, which imposes punitive damages or otherwise providing for a recovery which is, to the extent not covered by insurance, in excess of $100,000, and (iv) any other event which could have a Material Adverse Effect.

                 (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness or (or any trustee, agent or other representative therefor).

                 (i) Environmental Matters. Promptly upon, and in any event within three Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or at any time operated by the Company or any of its Subsidiaries that (a) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law, or (b) could reasonably be expected to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real

         Property owned or at any time operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or at any time operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Subsidiary's response thereto. In addition, the Company will provide the Banks with copies of all written communications with any government or governmental agency relating to Environmental Laws, all communications with any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

                 (j) Annual Meetings with Banks. Within 120 days after the close of each fiscal year of the Company, the Company shall hold a meeting with respect to which all of the Banks shall have received notice at least fourteen (14) days in advance, and to which all the Banks shall be invited to attend, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company and its Subsidiaries and the budgets presented for the current fiscal year of the Company and its Subsidiaries.

                 (k) Borrowing Base Certificate. (i) On the Restatement Effective Date and (ii) thereafter, not later than 12:00 Noon (New York time) on the tenth Business Day after each fiscal month-end, a borrowing base certificate substantially in the form of Exhibit N (each, a "Borrowing Base Certificate"), with respect to the Eligible Receivables and the Eligible Inventory of the Company and its Subsidiaries as of (x) in the case of clause (i), March 28, 1997 and
         (y) in the case of clause (ii), the last day of the immediately preceding fiscal month, and in all such cases, certified by the Chief Financial Officer of the Company.

                 (l) Sysco Contract Notices. Promptly, and in any event within two Business Days after which the Company receives a notice from Sysco pursuant to Section 5.2 of the Sysco Contract or any other material notices delivered to the Company pursuant to the Sysco Contract, copies of all such notices.

                 (m) CPC Contract Notices. Promptly, and in any event within two Business Days after which the Company delivers or receives any material notice pursuant to the CPC Contract, copies of all such notices.

                 (n) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Banks may reasonably request.

                 8.02 Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with United States generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of the Company or such Subsidiary, any of the properties of the Company or such Subsidiary, and to examine the books of account of the Company or such Subsidiary and discuss the affairs, finances and accounts of the Company or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals, upon reasonable notice and to such reasonable extent as the Administrative Agent or such Bank may request.

                 8.03 Maintenance of Property, Insurance. Schedule IX sets forth a true and complete listing of all insurance maintained by the Company as of the Restatement Effective Date. The Company will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance, including, but not limited to, business interruption insurance, on all its assets and properties in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated, and (iii) furnish to each Bank, on the Restatement Effective Date and on each anniversary thereof, full information as to the insurance carried. At any time that insurance at levels described in Schedule IX is not being maintained by the Company or any Subsidiary of the Company, the Company will notify the Banks in writing within two Business Days thereof and, if thereafter notified by the Administrative Agent or the Required Banks to do so, the Company or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on Schedule IX. It is understood and agreed that the Company may provide self-insurance for workers' compensation claims in an amount not to exceed $2,000,000 over any two year period. The provisions of this Section
8.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

                 8.04 Corporate Franchises. The Company will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, and all material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent the withdrawal by the Company or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect.

                 8.05 Compliance with Statutes, etc. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, have a Material Adverse Effect.

                 8.06 Compliance with Environmental Laws. (a) The Company will, and will cause each of its Subsidiaries to, comply, in all material respects with all Environmental Laws applicable to ownership or use of the Real Property owned or operated by the Company or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in such compliance and will keep or cause to be kept all such Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned, leased or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for limited quantities of Hazardous Materials generated, used, treated, stored, released or disposed of at such Real Properties in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such Real Property. The Company and its Subsidiaries shall not dispose of any Hazardous Materials off site except in material compliance with all applicable Environmental Law.

                 (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Company will provide, at the Company's sole cost and expense, an environmental site assessment report concerning any Real Property, at the time of such request owned, operated or leased by the Company or any of its

Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent and the Required Banks, indicating the presence, Release or absence of Hazardous Materials on or from any such Real Property and the potential cost of any removal, remedial or corrective action in connection with any such Hazardous Materials on such Real Property, provided, however, no such request may be made unless (i) the Administrative Agent or the Required Banks reasonably believes that the facts or circumstances evidence or suggest that the Company or any of its Subsidiaries is in material non-compliance with any Environmental Law, (ii) a Default or Event of Default is in existence and continuing or (iii) upon the acquisition of any Real Property by the Company or any of its Subsidiaries subsequent to the Original Effective Date, provided that if any such newly acquired Real Property is not contiguous with any Mortgaged Property, then such request shall be limited to such newly acquired Real Property. If the Company fails to provide the same sixty (60) days after such request was made, the Administrative Agent may order the same, and the Company shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable and non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the expense of the Company.

                 8.07 ERISA. As soon as possible and, in any event, within ten Business Days after the Company or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Banks a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and the action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following thirty days; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA or the Code; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Company or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). The Company will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any notices received by the Company or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan, shall be delivered to the Banks no later than ten (10) Business Days after the later of the date such report or notice has been filed with the Internal Revenue Service or received by the Company or the Subsidiary or the ERISA Affiliate. Except to the extent set forth below, this Section 8.07 shall not apply with respect to any Person that is an "ERISA Affiliate" solely by reason of MSLEF II's ownership interest in such Person nor to any Plan maintained or contributed to by any such Person and the Company shall have no obligation to provide the information otherwise required by this Section 8.07 with respect to any such Person or Plan unless the Company shall have actual knowledge of such information; provided, however, it is expressly understood that the Company shall have no obligation to inquire with respect to any such Person or Plan and that MSLEF II's knowledge with respect to any such person or Plan shall not be deemed to be knowledge of the Company nor shall cause the Company to have reason to know of such information.

                 8.08 End of Fiscal Years; Fiscal Quarters. The Company will cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarter to end within five Business Days prior to or after the last Business Day of September 30, and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end within five Business Days prior to or after the last Business Day of each December, March and June.

                 8.09 Performance of Obligations. The Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and each other agreement or contract to which it is a party, except such non-performances as could not in the aggregate have a Material Adverse Effect.

                 8.10 Payment of Taxes. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attached thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any of its Subsidiaries; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings or the taking of other proper actions if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                 8.11 Interest Rate Protection. On or prior to the three month anniversary of the Restatement Effective Date, the Company shall have established and shall thereafter maintain arrangements which have the effect of establishing a fixed or maximum interest rate acceptable to the Administrative Agent and the Required Banks for at least $65,000,000 aggregate notional principal amount of Indebtedness for a period ending no earlier than 24 months.

                 8.12 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 7.08.

                 8.13 Additional Security; Further Assurances. (a) The Company shall grant to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in any Real Property of the Company or any of its Subsidiaries that is not covered by the Existing Mortgages, to the extent acquired after the Restatement Effective Date, as may be requested from time to time by the Administrative Agent or the Required Banks (each such Real Property, an "Additional Mortgaged Property" and, collectively, the "Additional Mortgaged Properties"), and shall take all actions requested by the Administrative Agent or the Required Banks (including, without limitation, the obtaining of Mortgage Policies, title surveys, environmental reports and real estate appraisals satisfying the requirements of all applicable laws) in connection with the granting of such security interest.

                 (b) The Company agrees to cause each Subsidiary established or created in accordance with Section 9.16 to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Protection or other Hedging Agreements in form and substance satisfactory to the Administrative Agent and the Required Banks.

                 (c) The Company agrees to pledge all of the capital stock of each new Subsidiary established or created to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

                 (d) The Company will cause each Subsidiary established or created in accordance with Section 9.16 to grant to the Collateral Agent a first priority Lien on all property (tangible and intangible) of such Subsidiary upon terms similar to those set forth in the Security Documents as appropriate, and satisfactory in form and substance to the Administrative Agent and Required Banks. The Company shall cause each Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. The Company will cause each of its Subsidiaries to take all actions requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

                 (e) The security interests required to be granted pursuant to this Section 8.13 shall be granted pursuant to such security documentation (which shall be substantially similar to the Security Documents already executed and delivered by the Company) reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Company. The Company shall, and shall cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Additional Security Documents as the Collateral Agent may reasonably require. At the time of the execution and delivery of the Additional Security Documents, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals, environmental reports and other related documents as may be reasonably requested by the Administrative Agent or the Required Banks to assure themselves that this
Section 8.13 has been complied with.

                 (f)      The Company agrees that each action required by
Section 8.13(a) with respect to any Additional Mortgage described therein and the due recordation or filing of such Additional Mortgage shall be completed as soon as possible, but in no event later than thirty days after such action is requested to be taken by the Administrative Agent or the Required Banks. The Company further agrees that each action required by Section 8.13(b), (c) or (d) with respect to the Additional Collateral shall be completed contemporaneously with the creation of such new Subsidiary.

                 8.14 Register. The Company hereby designates the Administrative Agent to serve as the Company's agent, solely for purposes of this Section 8.14, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 13.04(b). Coincident with the delivery of such an assignment and assumption agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 8.14.

                 8.15 Capital Expenditure Confirmation. At the request of the Administrative Agent or the Required Banks, the Company will provide to the Administrative Agent and the Banks evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks, of the Permitted Capital Expenditures actually made by the Company and that such Permitted Capital Expenditures were made as contemplated by, and in accordance with, Section 9.08(b). If the Company fails to provide such evidence within ten Business Days after such request was made, the Company shall pay to the Administrative Agent cash or Cash Equivalents in an amount equal to the aggregate of all such Permitted Capital Expenditures for which the Company has failed within such ten Business Day period to provide satisfactory evidence to the Administrative Agent and the Required Banks for deposit into a cash collateral account to be established by the Administrative Agent, to be held by the Administrative Agent and released in whole or in part upon presentation of satisfactory evidence to the Administrative Agent and the Required Banks of Permitted Capital Expenditures actually made as contemplated by, and in accordance with, Section 9.08(b) with respect to which no Permitted Capital Expenditure Financing was previously incurred or issued and used.

                 Section 9. Negative Covenants. The Company hereby covenants that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loan, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                 9.01 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (liens described below are herein referred to as "Permitted Liens"):

                   (i) inchoate Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with United States generally accepted accounting principles;

                  (ii) Liens in respect of property or assets of the Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's property or assets or materially impair the use thereof in the operation of the business of the Company or (y) which Liens or the obligations secured thereby are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                 (iii) Liens of the Company in existence on the Restatement Effective Date which are listed, and the property subject thereto described, on Schedule X, without giving effect to any extensions or renewals thereof except such extensions or renewals as are expressly set forth on Schedule X as permitted, and only to the respective date, if any, set forth on such Schedule X for the removal and termination of any such Liens;

                  (iv)    Permitted Encumbrances;

                   (v)    Liens created pursuant to the Security Documents;

                  (vi) Liens placed upon equipment or machinery of the Company used in the ordinary course of the business of the Company at the time of acquisition thereof by the Company to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (vi) is permitted to be incurred pursuant to Section 9.05(v) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company or any of its Subsidiaries;

                 (vii) Liens securing Indebtedness of the Company evidenced by Capitalized Lease Obligations to the extent permitted by Section 9.05(v), provided that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset being leased pursuant to the Capitalized Lease Obligation does not encumber any other asset of the Company or any of its Subsidiaries;

                (viii) Liens placed upon equipment or machinery of the Company purchased as a Permitted Capital Expenditure with proceeds of Permitted Capital Expenditure Indebtedness, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (viii) is permitted to be incurred pursuant to Section 9.05(vi) and (y) in all events, the Lien encumbering the equipment or machinery so purchased does not encumber any other asset of the Company or any of its Subsidiaries;

                  (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances arising in the ordinary course of business and not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

                   (x) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                  (xi) Liens placed on unutilized Real Property (and any crops grown thereon) of the Company subject to the Existing Mortgages which do not in the aggregate materially detract from the value of the Company's property or assets or materially impair the use thereof in the operation of the business of the Company;

                 (xii)    the Permitted Filot Transaction; and

                (xiii) Liens not otherwise permitted by the foregoing clauses (i) through (xii), inclusive, to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $100,000 in the aggregate at any one time outstanding.

                 9.02 Consolidation; Merger; Purchase or Sale of Assets; etc. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                   (i) Capital Expenditures by the Company shall be permitted to the extent not in violation of Section 9.08;

                  (ii) the Company may, in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of the Company, have become uneconomic, obsolete or worn out so long as the aggregate amount of Net Sale Proceeds from all such sales in any one fiscal year does not exceed $750,000;

                 (iii) the Company may lease (as lessee) real or personal property to the extent permitted by Section 9.04 (so long as such lease does not create Capitalized Lease Obligations) and the Company may lease (as lessor) Real Property in accordance with Section 9.01(xi);

                  (iv) the Company may make sales or other dispositions of inventory and Cash Equivalents in the ordinary course of business and the Company may otherwise dispose of inventory by providing samples to potential customers, vendors and other parties in amounts and at times and otherwise in the ordinary course of business and consistent with past practice;

                   (v)    investments may be made to the extent permitted by
         Section 9.06;

                  (vi) sales of receivables as described in, and in accordance with the provisions of, Section 4.02(A)(j)(iii) shall be permitted;

                 (vii) the Company may transfer assets to newly created or established Subsidiaries in accordance with Section 9.16; and

                (viii)    the Permitted Filot Transaction shall be permitted.

In the event the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                 9.03 Dividends. The Company shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Company or any of its Subsidiaries, except that (i) any Subsidiary of the Company may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company, and (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payments thereof), the Company may make payments with respect to stock option plans and stock appreciation rights programs of the Company and repurchase options and Common Stock upon the termination of employment, death, permanent disability or retirement of its employees, management or consultants, provided, that the aggregate amount expended by the Company pursuant to this clause (ii) during the period commencing on the Original Effective Date and ending on the Final Maturity Date shall not exceed $200,000.

                 9.04 Leases. The Company will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by the Company and its Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed $500,000 in any fiscal year of the Company. Notwithstanding anything to the contrary contained in the foregoing, the payments to be made by the Company pursuant to the Lease Agreement shall not be taken into account when determining compliance with this Section 9.04.

                 9.05 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                   (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (ii) Indebtedness of the Company existing on the Restatement Effective Date shall be permitted to the extent the same is listed on Schedule VIII, provided that, no refinancings or renewals of the Indebtedness except as expressly set forth on Schedule VIII shall be permitted and, in any event, refinancings and renewals shall not be in excess of the respective amounts set forth on Schedule VIII and such refinancing or renewal shall be at customary and market terms at the time of such refinancing;

                 (iii) accrued expenses and current trade accounts payable by the Company and incurred in the ordinary course of business of the Company;

                  (iv) Indebtedness of the Company constituting Contingent Obligations arising pursuant to a guaranty of the obligations of any employee of the Company, to the extent permitted by Section 9.06(iii);

                   (v) Indebtedness of the Company evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.08 and Indebtedness secured by Liens permitted under Section 9.01(vi), provided that (1) no such Indebtedness is incurred prior to the Company's 1998 fiscal year and (2) for any fiscal year of the Company, the sum of (a) the aggregate principal amount of such Capitalized Lease Obligations permitted by this Section 9.05(v) incurred during such fiscal year plus (b) the aggregate principal amount of all Indebtedness secured by Liens permitted under Section 9.01(vi) incurred during such fiscal year shall not exceed $1,500,000.

                  (vi) Permitted Capital Expenditure Indebtedness incurred on or prior to March 31, 1998, provided that in no event shall the aggregate principal amount of Permitted Capital Expenditure Indebtedness incurred by the Company on or after the Restatement Effective Date exceed $10,000,000;

                 (vii) Indebtedness of the Company under Interest Rate Protection or Other Hedging Agreements arising in the ordinary course of business or to the extent required by Section 8.11;

                (viii) Indebtedness of the Company arising in connection with entering into futures or forward purchase contracts in accordance with Section 9.06(v); and

                  (ix) Indebtedness of Subsidiaries of the Company to the Company to the extent permitted by Section 9.06(vi).

                      9.06 Advances, Investments and Loans. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or hold any cash or Cash Equivalents, except that the following shall be permitted:

                   (i) the Company may acquire and hold accounts receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

                  (ii) the Company may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Company shall not exceed $5,000,000 for any period of five consecutive Business Days, and if at any time the Company holds cash or Cash Equivalents which exceed $5,000,000 in the aggregate for any period of five consecutive Business Days, such excess shall be applied on the first Business Day following the fifth such consecutive Business Day to repay Revolving Loans in accordance with Section 4.02(A)(c);

                 (iii) the Company may (x) make or maintain advances to employees of the Company in the ordinary course of business, and (y) guaranty, in the ordinary course of business, loans and advances to employees of the Company, provided that the aggregate principal amount of all such advances and guaranteed obligations pursuant to this clause 9.06(iii) shall not exceed $500,000 in the aggregate at any one time outstanding;

                  (iv) the Company may enter into Interest Rate Protection or Other Hedging Agreements;

                   (v) the Company may enter into forward purchase contracts with suppliers of durum wheat to meet its normal raw material supply requirements in the ordinary course of business or futures contracts entered into for delivery of durum wheat in the ordinary course of business;

                  (vi) the Company may make loans or advances to, or investments in, Subsidiaries created or established in accordance with
         Section 9.16 so long as the fair market value of the assets loaned, advanced to, or invested in, all such Subsidiaries, together with the fair market value of all assets transferred to, all such Subsidiaries does not exceed $100,000 at any time and provided further that all such loans and advances shall be evidenced by a promissory note pledged to the Collateral Agent for the benefit of the Banks pursuant to the Pledge Agreement and all such investments shall be evidenced by capital stock of the Subsidiary and shall be pledged to the Collateral Agent for the benefit of the Banks pursuant to the Pledge Agreement; and

                  (vii) the Company may acquire and hold the Equity Financing Notes.

                 9.07 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall be permitted: (i) the payment of customary fees to members of the Board of Directors of the Company, (ii) transactions expressly permitted by Sections 9.03, 9.06(iii) and 9.06(vi), and (iii) the payment of fees to Morgan Stanley Group Inc. or its Affiliates from time to time for financial, consulting and underwriting services provided to the Company so long as such fees do not exceed the then usual and customary fees of Morgan Stanley Group Inc. or its Affiliates for similar services.

                 9.08 Capital Expenditures. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Company may make (x) Capital Expenditures that are Permitted Capital Expenditures in accordance with Section 9.08(b) and (y) other Capital Expenditures in aggregate amounts during the fiscal years set forth below, not in excess of the respective amounts set forth opposite such fiscal year below:


          Fiscal Year                                Amount Per Year
          -----------                                ---------------
          1997                                       $10,000,000
          1998                                       $10,000,000
          1999 and thereafter                         $5,000,000


In addition, if Consolidated EBITDA for any period of four consecutive fiscal quarters of the Company beginning on or after the first day of the Company's 1998 fiscal year and ended on or prior to the last day of the Company's 1999 fiscal year exceeds $36,000,000, the aggregate amount of Capital Expenditures (other than Permitted Capital Expenditures) permitted during the fiscal year of the Company ending on or after the last day of such four fiscal quarter period shall be increased by an amount equal to $6,500,000; provided, however, that the maximum aggregate amount of additional Capital Expenditures permitted pursuant to this sentence shall be $6,500,000. In addition, the amount of Capital Expenditures permitted during any fiscal year set forth above may be increased by an amount equal to (x) 25% of the amount of Excess Cash Flow generated during the period commencing on the first day of the first fiscal quarter of the Company ended after the Restatement Effective Date (or, if Consolidated EBITDA for any period of four consecutive fiscal quarters of the Company beginning on or after the Restatement Effective Date exceeds $36,000,000, 50% of the amount of Excess Cash Flow generated during the period commencing on the first day of the first fiscal quarter of such period in which Consolidated EBITDA exceeded 36,000,000) and ending on the last day of the fiscal quarter of the Company ended immediately preceding the date on which the amount of permitted Capital Expenditures is being determined less (y) the aggregate amount of Capital Expenditures (other than Permitted Capital Expenditures) previously made in excess of the otherwise applicable permitted amount as set forth above as a result of the application of this sentence. To the extent that the amount of Capital Expenditures (other than Permitted Capital Expenditures) made by the Company and its Subsidiaries during any fiscal year of the Company is less than the amount permitted to be spent in accordance with the preceding sentences of this Section 9.08(a), such unutilized amount may be carried forward and utilized to make Capital Expenditures (other than Permitted Capital Expenditures) in excess of the amount permitted above in any subsequent fiscal year; provided that the total amount carried forward to any fiscal year pursuant to this sentence may not exceed

$20,000,000.   Notwithstanding anything to the contrary contained in this
Section 9.08(a), the aggregate amount of Capital Expenditures (other than Permitted Capital Expenditures) made during any fiscal year shall not exceed $25,000,000.

         (b) The Company will not, and will not permit any of its Subsidiaries to, make any Permitted Capital Expenditures, except that the Company may make Permitted Capital Expenditures so long as the aggregate amount of such Permitted Capital Expenditures shall not exceed $60,000,000.

                 9.09 Current Ratio. The Company will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at the end of any fiscal quarter ending after the Restatement Effective Date to be less than
1.75 to 1.0.

                 9.10 Cash Flow Coverage Ratio. The Company will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter
  Ended In                                            Ratio
--------------                                        -----

June 1997                                             1.70:1.00
September 1997                                        1.70:1.00

December 1997                                         1.70:1.00
March 1998                                            1.70:1.00
June 1998                                             1.85:1.00
September 1998                                        2.00:1.00

December 1998                                         2.50:1.00
March 1999                                            2.50:1.00
June 1999                                             2.50:1.00
September 1999                                        2.50:1.00

December 1999                                         2.75:1.00
March 2000                                            2.75:1.00
June 2000                                             2.75:1.00
September 2000                                        2.75:1.00

December 2000                                         3.00:1.00
and the last day of
each fiscal quarter
thereafter


                 9.11 Minimum Consolidated Net Worth. The Company will not permit its Consolidated Net Worth at any time during any fiscal quarter to be less than an amount equal to the greater of (i) $35,500,000 and (ii) 85% of the highest Consolidated Net Worth theretofore having existed during the period from and including the Restatement Effective Date to and including the last day of the fiscal month for which financial statements are required to have been delivered in accordance with Section 8.01; provided, that in no event shall the Company be required to have Consolidated Net Worth in excess of $75,000,000; provided further that for the purposes of this Section, Consolidated Net Worth shall be increased by the amount of the one-time non-cash write-off (not to exceed $2,000,000) of (x) capitalized start-up costs associated with the expansion of the South Carolina Facility and/or the Missouri Facility and (y) fixed marketing amortization associated with capitalized slotting and marketing costs.

                 9.12 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Company will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Existing Obligations or, after the incurrence thereof, any Permitted Capital Expenditure Indebtedness, (ii) amend or modify, or permit the amendment or modification of, any provision of the Existing Obligations (except as provided in Section 9.05(ii)), the Equity Financing Notes, the Permitted Capital Expenditure Indebtedness, any Permitted Filot Transaction Document or any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing, (iii) amend, modify or change (x) its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws other than (A) any amendment increasing the authorized number of shares of common equity which may be issued by such Person, to the extent the issuance of such equity is permitted by this Agreement and (B) any other amendment, modification, or change which does not authorize redeemable common stock or any preferred stock and which would not adversely affect any Bank, or (y) any agreement (other than any agreement with respect to which amendments, modifications or changes are covered by clause
(vii) below) entered into by it with respect to its capital stock, or enter into any new agreement with respect to its capital stock except agreements which are not adverse to any Bank, do not violate or breach, and are not inconsistent with, any of the terms of this Agreement and which do not, and will not, involve the payment by the Company of any amounts and do not result in the Company incurring then or at any time in the future any liability or monetary obligation, (iv) amend, modify or change, terminate or enter into any new Shareholders' Agreement except amendments, modifications or changes which are not adverse to any Bank, do not violate or breach, and are not inconsistent with, any of the terms of this Agreement and which do not, and will not, involve the payment by the Company of any amounts and do not result in the Company incurring then or at any time in the future any liability or monetary obligation, (v) enter into any Tax Sharing Agreement, (vi) amend, modify, change or terminate any material provision of the CPC Contract or (vii) enter into any new Employee Benefit Plan, Employment Agreement or Management Agreement or amend, modify or change any Employee Benefit Plan, Employment Agreement or Management Agreement, except in the case of this clause (vii) if the aggregate costs to the Company and its Subsidiaries as a result of such amendments, modifications, changes and/or new agreements are not reasonably likely to have a Material Adverse Effect.

                 9.13 Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company (other than in the case of this clause (c) restrictions existing as a result of Permitted Liens on such properties or assets), except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company.

                 9.14 Limitation on Issuance of Capital Stock. (a) The Company shall not (except pursuant to Section 9.16) permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock and (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Company in any class of the capital stock of such Subsidiary.

                 (b) The Company shall not issue any capital stock, except for issuances of Common Stock where after giving effect to such issuance, no Event of Default will exist under Section 10.09.

                 9.15 Business. The Company will not engage (directly or indirectly) in any business other than the business in which it is engaged on the Restatement Effective Date and any other reasonably related businesses.

                 9.16 Limitation on Creation of Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary, except the Company may establish or create Subsidiaries and transfer assets to such newly established or created Subsidiaries so long as (i) (x) the aggregate fair market value of all assets transferred to all such Subsidiaries at the time of such transfer does not exceed $100,000 and (y) the aggregate fair market value of all assets held by all such Subsidiaries at any time does not exceed $100,000 and (ii) upon the creation or establishment of any such new Subsidiary such Subsidiary executes the Additional Security Documents and guaranty required to be executed by it in accordance with Section 8.13.

                 Section 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                 10.01 Payments. The Company shall (i) default in the payment when due of any principal of any Loan or any Note or any Unpaid Drawing, or
(ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan, Note or Unpaid Drawing or of any Fee or of other amounts owing hereunder or under any Credit Document; or

                 10.02 Representations; etc. Any representation, warranty or statement made by the Company or any of its Subsidiaries herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                 10.03 Covenants. The Company shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, 8.11, 8.13, 8.14, 8.15 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to the Company by the Administrative Agent or any Bank; or

                 10.04 Default Under Other Agreements. The Company or any Subsidiary of the Company shall (i) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or
(iii) any Indebtedness (other than the Notes) of the Company or any Subsidiary of the Company shall be declared to be due and payable, or required by its terms to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $500,000; or

                 10.05 Bankruptcy; etc. The Company or any Subsidiary of the Company shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any Subsidiary of the Company, and the petition is not controverted within ten (10) days, or is not dismissed or discharged within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any Subsidiary of the Company, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, or there is commenced against the Company or any Subsidiary of the Company any such proceeding which remains undismissed or undischarged for a period of sixty (60) days, or the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or the Company or any Subsidiary of the Company makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing; or

                 10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code, or the Company or any Subsidiary of the Company has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, will have a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Company or of any Subsidiary; or

                 10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 7.11), and subject to no other Liens (except as permitted by Section 7.11), or the Company shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

                 10.08 Judgments. One or more judgments or decrees shall be entered against the Company or any Subsidiary of the Company involving in the aggregate for the Company and its Subsidiaries a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writing) of $500,000 or more and all such judgments or decrees shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty
(30) consecutive days; or

                 10.09  Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Collateral Agent, any Bank or the holder of any Note to enforce its claims against the Company (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Administrative Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any RL Commitment Commission, D Term Loan Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Company to pay (and the Company agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section
10.05 with respect to the Company it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Company and then outstanding; and (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

                 Section 11.  Definitions and Accounting Terms.

                 11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "A Facility Percentage" shall mean a fraction (expressed as a percentage) the numerator of which is the A Facility Percentage Amount at such time and the denominator of which is the sum of (w) the A Facility Percentage Amount at such time plus (x) the B Facility Percentage Amount at such time plus
(y) the C Facility Percentage Amount at such time plus (z) the D Facility Percentage Amount at such time.

                 "A Facility Percentage Amount" shall mean, at any time, the aggregate principal amount of all outstanding A Term Loans at such time.

                 "A Term Loan" shall have the meaning provided in Section
1.01(a).

                 "A Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "A Term Loan Commitment," as the same may be
(x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 and/or 13.04.

                 "A Term Loan Maturity Date" shall mean the last Business Day occurring in February 2000.

                 "A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(d).

                 "A Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(A)(d).

                 "A Term Note" shall have the meaning provided in Section
1.05(a).

                 "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or purport to be granted) (and continue to be in effect at the time of determination) pursuant to Section 8.13.

                 "Additional Mortgage" shall mean and include each of a mortgage, deed of trust or similar security document with respect to Real Property executed and delivered pursuant to Section 8.13.

                 "Additional Mortgaged Property" shall have the meaning provided in Section 8.13.

                 "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.13 with respect to Additional Collateral.

                 "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

                 "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period (i) plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization (including fixed marketing amortization associated with capitalized slotting and marketing costs), deferred tax expense, non-cash interest expense and other non-cash charges) included in arriving at Consolidated Net Income for such period, (ii) less the sum of the amount of all net non-cash income, gains and credits (exclusive of, in the case of all non-cash items, items reflected in Adjusted Working Capital) included in arriving at Consolidated Net Income for such period and (iii) less the amount of cash proceeds received from sales of assets included in arriving at Consolidated Net Income for such period to the extent that such proceeds were mandatorily applied to repay Loans or cash collateralize Letters of Credit in accordance with Section 4.02(A)(a).

                 "Adjusted Working Capital" shall mean Consolidated Current Assets (excluding cash and Cash Equivalents and excluding the Total Unutilized Revolving Loan Commitment) minus Consolidated Current Liabilities.

                 "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                 "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.07, an Affiliate of the Company shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Company and any officer or director of the Company or any such Person. A Person shall be deemed to control another Person if such

Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" shall mean, for the purposes of Section 13.12 only, the Administrative Agent.

                 "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

                 "Applicable Margin" shall mean a percentage per annum equal to
(A) in the case of (i) A Term Loans and Revolving Loans which are maintained as Base Rate Loans, 2.00% and (ii) A Term Loans and Revolving Loans which are maintained as Eurodollar Loans, 3.00%, (B) in the case of (i) B Term Loans which are maintained as Base Rate Loans, 2.25% and (ii) B Term Loans which are maintained as Eurodollar Loans, 3.25% and (C) in the case of (i) C Term Loans and D Term Loans which are maintained as Base Rate Loans, 2.75% and (ii) C Term Loans and D Term Loans which are maintained as Eurodollar Loans, 3.75%.

                 "Approved Fund" shall mean, with respect to any Bank that is a fund that invests in bank loans (the "Relevant Bank"), any other fund that invests in bank loans that is managed by the investment manager, or an Affiliate of such manager, that manages the Relevant Bank.

                 "Available Revolving Loan Commitment" for any Bank shall mean, at any time, the Revolving Loan Commitment of such Bank as then in effect less such Bank's RL Percentage of the amount of the Blocked Commitment, if any, at such time.

                 "B Facility Percentage" shall mean a fraction (expressed as a percentage) the numerator of which is the B Facility Percentage Amount at such time and the denominator of which is the sum of (w) the A Facility Percentage Amount at such time plus (x) the B Facility Percentage Amount at such time plus
(y) the C Facility Percentage Amount at such time plus (z) the D Facility Percentage Amount at such time.

                 "B Facility Percentage Amount" shall mean, at any time, the aggregate principal amount of all outstanding B Term Loans at such time.

                 "B Term Loan" shall have the meaning provided in Section
1.01(b).

                 "B Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "B Term Loan Commitment," as the same may be
(x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 and/or 13.04.

                 "B Term Loan Maturity Date" shall mean the last Business Day occurring in February 2002.

                 "B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(e).

                 "B Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(A)(e).

                 "B Term Note" shall have the meaning provided in Section
1.05(a).

                 "Bank" shall mean each financial institution listed on
Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section 1.12 and/or 13.04.

                 "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified in writing the Company and/or the Administrative Agent that it does not intend to comply with its obligations under this Agreement, in either case as a result of any takeover of such Bank by any regulatory authority or agency.

                 "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                 "Bankruptcy Default" shall mean any Default or Event of Default existing with respect to the Company pursuant to Section 10.05.

                 "Base Rate" shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

                 "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Company at the time of the incurrence thereof or conversion thereto.

                 "Blocked Commitment" shall mean (i) for the period from and including the Restatement Effective Date through but not including the earlier of (x) the date on which the condition contained in Section 5A.04 is satisfied and (y) the one month anniversary of the Restatement Effective Date, $10 million and (ii) for the period thereafter, $0.

                 "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                 "Borrowing Base" shall mean as at any date on which the amount thereof is being determined, an amount equal to the sum of (i) 85% of Eligible Receivables, plus (ii) an amount equal to the lesser of (A) (x) 75% of Eligible Inventory which constitutes finished goods plus (y) 65% of Eligible Inventory which constitutes raw materials plus (z) an amount equal to the lesser of (I) 50% of Eligible Inventory which constitutes unprocessed packaging materials and
(II) $1,500,000, and (B) the lesser of (1) $17,000,000 and (2) 10% of
Consolidated Revenue for the fiscal quarter then last ended multiplied by four, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 8.01(k).

                 "Borrowing Base Certificate" shall have the meaning provided in Section 8.01(k).

                 "Borrowing Base Deficiency" shall mean, at any time, the amount, if any, by which the sum of the aggregate principal amount of outstanding Revolving Loans and the Letter of Credit Outstandings at such time exceeds the Borrowing Base then in effect.

                 "BTCo" shall mean Bankers Trust Company in its individual capacity.
                 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                 "C Facility Percentage" shall mean a fraction (expressed as a percentage) the numerator of which is the C Facility Percentage Amount at such time and the denominator of which is the sum of (w) the A Facility Percentage Amount at such time plus (x) the B Facility Percentage Amount at such time plus
(y) the C Facility Percentage Amount at such time plus (z) the D Facility Percentage Amount at such time.

                 "C Facility Percentage Amount" shall mean, at any time, the aggregate principal amount of all outstanding C Term Loans at such time.

                 "C Term Loan" shall have the meaning provided in Section
1.01(c).

                 "C Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "C Term Loan Commitment," as the same may be
(x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 and/or 13.04.

                 "C Term Loan Maturity Date" shall mean the last Business Day occurring in February 2004.

                 "C Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(f).

                 "C Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(A)(f).

                 "C Term Note" shall have the meaning provided in Section
1.05(a).

                 "Capital Expenditure Plan" shall have the meaning provided in
Section 5.08.

                 "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and amounts representing capitalized slotting and other marketing costs (whether or not such amounts should be capital expenditures in accordance with generally accepted accounting principles) and, without duplication, the amount of

Capitalized Lease Obligations incurred by such Person, provided that Capital Expenditures shall not include interest capitalized in accordance with generally accepted accounting principles.

                 "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                 "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of (x) any Bank or (y) any other commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's") with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,
(iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

                 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                 "Change of Control" shall mean and include the occurrence of either of the following events: MSLEF II shall cease to have record and beneficial ownership of at least a majority of the Company's outstanding voting stock or shall cease to have the power (whether or not exercised) to elect a majority of the Company's Board of Directors.

                 "Class A Common Stock" shall mean the Class A Common Stock of the Company, $0.01 par value per share.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                 "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) (and continue to be in effect at the time of determination) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties, all Additional Collateral, the Additional Mortgaged Properties and all cash and Cash Equivalents delivered at any time as collateral pursuant to this Agreement or any other Credit Document.

                 "Collateral Agent" shall mean the Administrative Agent acting as collateral agent (as well as any sub-agent or trustee appointed by the Collateral Agent) for the Secured Creditors pursuant to the Security Documents.

                 "Collective Bargaining Agreements" shall have the meaning provided in Section 5.07.

                 "Commitment" shall mean, with respect to each Bank, such Bank's A Term Loan Commitment, B Term Loan Commitment, C Term Loan Commitment, D Term Loan Commitment or Revolving Loan Commitment.

                 "Common Stock" shall mean the common stock of the Company, no par value.

   "Company" shall have the meaning provided in the first paragraph of this Agreement.

                 "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Company and its Subsidiaries at such time plus the Total Unutilized Revolving Loan Commitment.

                 "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Company and its Subsidiaries at such time, but excluding the current portion of any long-term Indebtedness and any Revolving Loans which would otherwise be included therein.

                 "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income of the Company and its Subsidiaries, before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to (x) any extraordinary gains or gains from sales of assets other than inventory sold in the ordinary course of business (determined after taking into account losses from sales of such assets) and (y) the write-off of deferred debt issuance costs (including, without limitation, all legal fees, financing fees and all other costs and expenses incurred in connection with any amendment to the Existing Credit Agreement and any amendment to this Agreement) and adjusted by adding thereto the amount of all amortization of intangibles and depreciation and other non-cash charges related to stock options and similar employee benefit plans that were deducted in arriving at Consolidated Net Income for such period.

                 "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Company and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof but excluding amortization of all deferred debt issuance costs (including, without limitation, all legal fees, financing fees and all other costs and expenses incurred in connection with any amendment to the Existing Credit Agreement and any amendment to this Agreement)), including, but not limited to, interest capitalized in accordance with generally accepted accounting principles, plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Subsidiaries representing the interest factor for such period.

                 "Consolidated Net Income" shall mean, for any period, the net after-tax income of the Company and its Subsidiaries for such period determined on a consolidated basis.

                 "Consolidated Net Worth" shall mean the net worth of the Company and its Subsidiaries determined on a consolidated basis.

                 "Consolidated Revenue" shall mean, for any period, the net revenue of the Company and its Subsidiaries determined on a consolidated basis.

                 "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "CPC" shall mean CPC International Inc., a Delaware corporation.

                 "CPC Contract" shall mean the Manufacturing and Distribution Agreement dated April 15, 1997 between CPC and the Company.

                 "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof, each Note, each Notice of Borrowing, each Notice of Conversion, each Letter of Credit, each Letter of Credit Request and each Security Document.

                 "Credit Event" shall mean the making of any Loan and the issuance of any Letter of Credit.

                 "CVC" shall mean Citicorp Venture Capital, Ltd., a New York corporation.

                 "D Facility Percentage" shall mean a fraction (expressed as a percentage) the numerator of which is the D Facility Percentage Amount at such time and the denominator of which is the sum of (w) the A Facility Percentage Amount at such time plus (x) the B Facility Percentage Amount at such time plus
(y) the C Facility Percentage Amount at such time plus (z) the D Facility Percentage Amount at such time.

                 "D Facility Percentage Amount" shall mean, at any time, the aggregate principal amount of all outstanding D Term Loans at such time.

                 "D Term Loan" shall have the meaning provided in Section
1.01(d).

                 "D Term Loan Certificate" shall have the meaning provided in
Section 5A.02.

                 "D Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "D Term Loan Commitment," as the same may be
(x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 and/or 13.04.

                 "D Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(b).

                 "D Term Loan Maturity Date" shall mean the last Business Day occurring in February 2004.

                 "D Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(g).

                 "D Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(A)(g).

                 "D Term Loan Termination Date" shall mean March 31, 1998.

                 "D Term Note" shall have the meaning provided in Section
1.05(a).

                 "Debt Agreements" shall have the meaning provided in Section 5.07.

                 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Deferred Loans" shall have the meaning provided in Section
5.03.

                 "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                 "Documents" shall mean the Credit Documents, the CPC Contract and each of the other agreements, instruments and other documents executed and delivered in connection with the transactions contemplated hereby on the Restatement Effective Date.

                 "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                 "Drawing" shall have the meaning provided in Section 2.05(b).

                 "Eligible Inventory" shall mean the gross dollar value (valued at the lower of cost or market value) of the inventory of the Company and its Subsidiaries which conform to the representations and warranties contained in the Security Agreement and which inventory is located in the United States and constitutes raw materials, unprocessed packaging materials or finished goods and which is not, in the Company's good faith opinion consistent with past practices, excess, obsolete or unmerchantable, less (i) any supplies (other than raw materials), spare parts, goods returned or rejected (except to the extent that such returned or rejected goods continue to conform to the representations and warranties contained in the Security Agreement and continue to be acceptable to the Collateral Agent in its reasonable judgment) by customers and goods returned to suppliers, (ii) any advance payments made by customers with respect to inventory of the Company and its Subsidiaries, (iii) inventory subject to any Lien other than the Liens created under the Security Documents, (iv) any market reserves maintained by the Company and its Subsidiaries and (v) any reserves required by the Collateral Agent in its reasonable judgment for special orders of goods, market value declines and bill and hold (deferred shipment) sales.

                 "Eligible Receivables" shall mean the total face amount of the receivables of the Company and its Subsidiaries which conform to the representations and warranties contained in the Security Agreement (including, without limitation, that the Collateral Agent shall have and maintain a first priority perfected security interest in all such receivables) less any returns, discounts, claims, credit and allowances of any nature (whether issued, owing, granted or outstanding) and less reserves for any other matter affecting the creditworthiness of account debtors owing the receivables and excluding (i) bill and hold (deferred shipment) transactions, (ii) contracts or sales to any Affiliate (except companies which are Affiliates of the Company solely because MSLEF II has an ownership interest in such company so long as such contracts or sales are on terms and conditions substantially as favorable to the Company or any of its Subsidiaries as would be obtainable by the Company or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate), (iii) all receivables which have not been paid in full within 60 days of the due date thereof or which have been disputed by the account debtor and (iv) sales to account debtors outside the United States and Canada.

                 "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act or an Approved Fund.

                 "Employee Benefit Plans" shall have the meaning provided in
Section 5.07.

                 "Employment Agreements" means the Employment Agreement dated as of October 30, 1995, between the Company and Timothy S. Webster, and the Employment Agreement dated as of October 30, 1992 between the Company and Norman F. Abreo.

                 "Endorsements" shall have the meaning provided in Section
5.11.

                 "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, directives, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., and any state and local counterparts or equivalents thereof.

                 "Equity Financing" shall have the meaning provided in Section 5.02.

                 "Equity Financing Documents" shall have the meaning provided in Section 5.02.

                 "Equity Financing Notes" shall mean one or more promissory notes in an aggregate principal amount of not less than $200,000 issued by certain members of management of the Company to the Company as consideration for common stock of the Company so long as all of the terms and conditions of each such promissory note are in form and substance satisfactory to the Administrative Agent.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

                 "Eurodollar Loan" shall mean each Loan designated as such by the Company at the time of the incurrence thereof or conversion thereto.

                 "Event of Default" shall have the meaning provided in Section
10.

                 "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (a) Adjusted Consolidated Net Income, less interest capitalized in accordance with generally accepted accounting principles, for such period and (b) the decrease, if any, in Adjusted Working Capital from the first day to the last day of such period, minus (ii) the sum of (a) the amount of cash consideration paid by the Company and its Subsidiaries in respect of Capital Expenditures (to the extent not financed with Indebtedness, but not in excess of the amounts permitted pursuant to
Section 9.08 and without deducting the Capital Expenditures made pursuant to the third to last sentence of Section 9.08(a)) during such period, (b) the amount of permanent principal payments of Indebtedness for borrowed money of the Company or any of its Subsidiaries (other than (1) payments made in respect of the Transaction and (2) repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were required as a result of Scheduled Repayments required to be made during such period or made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (c) the increase, if any, in Adjusted Working Capital from the first day to the last day of such period, (d) the amount of cash expended by the Company in connection with debt financing costs, packaging design and slotting fees during such period, which cash expended is capitalized and (e) without duplication, an amount of cash expended by the Company to purchase other assets in the ordinary course of business not in excess of $50,000 during such period.

                 "Excess Cash Flow Recapture Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Company.

                 "Excess Cash Payment Date" shall mean the date occurring ninety (90) days after the last day of each fiscal year of the Company.

                 "Existing A Term Loans" shall mean the "A Term Loans" under, and as defined in, the Existing Credit Agreement.

                 "Existing Agent" shall mean BTCo as "Agent" under, and as defined in, the Existing Credit Agreement.

                 "Existing B Term Loans" shall mean the "B Term Loans" under, and as defined in, the Existing Credit Agreement.

                 "Existing Banks" shall mean each Person which was a "Bank" under, and as defined in, the Existing Credit Agreement immediately prior to the Restatement Effective Date.

                 "Existing C Term Loans" shall mean the "C Term Loans" under, and as defined in, the Existing Credit Agreement.

                 "Existing Credit Agreement" shall have the meaning provided in the first Whereas clause of this Agreement.

                 "Existing Letters of Credit" shall mean (i) Existing Standby Letters of Credit and (ii) Existing Trade Letters of Credit.

                 "Existing Loans" shall mean collectively, the Existing A Term Loans, the Existing B Term Loans, the Existing C Term Loans and the Existing Revolving Loans.

                 "Existing Mortgage Amendments" shall have the meaning provided in Section 5.11.

                 "Existing Mortgaged Property" shall have the meaning provided in Section 5.11.

                 "Existing Mortgages" shall mean (i) the Original Mortgage and
(ii) the South Carolina Mortgage, in each case as amended, modified or supplemented from time to time.

                 "Existing Obligations" shall have the meaning provided in
Section 7.21.

                 "Existing Revolving Loans" shall mean all "Revolving Loans" under, and as defined in, the Existing Credit Agreement.

                 "Existing Standby Letters of Credit" shall have the meaning provided in Section 2.01(a).

                 "Existing Trade Letters of Credit" shall mean each of the "Trade Letters of Credit" issued under, and as defined in, the Existing Credit Agreement.

                 "Facing Fee" shall have the meaning provided in Section
3.01(d).

                 "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                 "Final Maturity Date" shall mean the last Business Day occurring in February 2004.

                 "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                 "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables and construction trade payables incurred in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or
(vii) secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement entered into with a Person not a Bank.

                 "Indemnitee" shall have the meaning provided in Section 13.01.

                 "Initial D Term Loan Eurodollar Loan Borrowing Date" shall mean the first date occurring at least three Business Days following the Restatement Effective Date on which a Borrowing of D Term Loans which constitute Eurodollar Loans occurs (including as a result of a conversion on such date).

                 "Initial Revolving Loan Eurodollar Loan Borrowing Date" shall mean the first date occurring at least three Business Days following the Restatement Effective Date on which a Borrowing of Revolving Loans which constitute Eurodollar Loans occurs (including as a result of a conversion on such date).

                 "Intellectual Property" shall have the meaning provided in
Section 7.20.

                 "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                 "Interest Period" shall have the meaning provided in Section 1.09.

                 "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the Security Documents.

                 "Issuing Bank" shall mean (A) with respect to each Existing Letter of Credit, the Issuing Bank set forth in Schedule II for such Letter of Credit and (b) with respect to all other Letters of Credit, (x) BTCo and (y) any other Bank with a Revolving Loan Commitment, to the extent such Bank agrees in its sole discretion (and the Company and the Administrative Agent consent), to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

                 "L/C Supportable Indebtedness" shall mean (i) obligations of the Company incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Company as are reasonably acceptable to the Issuing Bank and the Administrative Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

                 "Lease Agreement" shall mean the Lease Agreement, dated as of December 29, 1995, between Richland County, South Carolina and the Company.

                 "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                 "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                 "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(c).

                 "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                 "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                 "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                 "Loan" shall mean each A Term Loan, each B Term Loan, each C Term Loan, each D Term Loan and each Revolving Loan.

                 "Management Agreements" means the Consulting Agreement dated as of October 30, 1992 by and among the Company, Horst W. Schroeder and HWS & Associates.

                 "Manufacturing Facilities" shall mean the Missouri Facility and the South Carolina Facility.

                 "Margin Stock" shall mean "Margin Stock" under, and as defined in, Regulation G or Regulation U.

                 "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

                 "Maturity Date" shall mean the date upon which the Loans incurred under the respective Tranches and the Notes evidencing such Loans mature, i.e., whether the A Term Loan Maturity Date, the B Term Loan Maturity Date, the C Term Loan Maturity Date, the D Term Loan Maturity Date or the Revolving Loan Maturity Date.

                 "Missouri Facility" shall mean the facility (including all property, fixtures, plant and equipment) of the Company located on approximately 88 acres of land at 1000 Italian Way, Excelsior Springs, Missouri and which is used by the Company for the manufacture and distribution of pasta products. The Missouri Facility includes, without limitation, the Company's executive offices, durum wheat mill, pasta production facility and warehouses and all land not yet used for production.

                 "Mortgage Policies" shall mean the mortgage title insurance policies issued in respect of each of the Mortgaged Properties.

                 "Mortgaged Properties" shall mean the Existing Mortgaged Properties and, after the execution and delivery of any other Additional Mortgage, shall include the Additional Mortgaged Property with respect thereto.

                 "MSLEF II" shall mean The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

                 "Net Cash Proceeds" shall mean with respect to any sale or issuance of equity the cash proceeds thereof less underwriting discounts, commissions and other reasonable costs associated therewith.

                 "Net Sale Proceeds" shall mean, from any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (i) reasonable transaction costs, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Secured Creditors secured pursuant to the Security Documents) which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by the Company's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale.

                 "New Bank" shall mean each Bank on the Restatement Effective Date which is not an Existing Bank.

                 "Note" shall mean each A Term Note, each B Term Note, each C Term Note, each D Term Note and each Revolving Note.

                 "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                 "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                 "Notice Office" shall mean the office of the Administrative Agent located at 233 South Wacker Drive, Chicago, Illinois 60606, Attention:
John Moses, Managing Director or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                 "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                 "Option Proceeds" shall have the meaning provided in Section 4.02(A)(h).

                 "Option Proceeds Payment Period" shall have the meaning provided in Section 4.02(A)(h).

                 "Original Agent" shall mean BTCo as "Agent" under, and as defined in, the Original Credit Agreement.

                 "Original Credit Agreement" shall mean the Credit Agreement, dated as of October 30, 1992, among the Company, the Banks party thereto and the Original Agent.

                 "Original Effective Date" shall mean the "Effective Date" under, and as defined in, the Original Credit Agreement.

                 "Original Mortgage" shall mean the "Mortgage" under, and as defined in, the Original Credit Agreement.

                 "Original Restatement Effective Date" shall mean the "Restatement Effective Date" under, and as defined in, the Existing Credit Agreement.

                 "Original Security Documents" shall mean the "Security Documents" delivered pursuant to, and as defined in, the Original Credit Agreement.

                 "Participant" shall have the meaning provided in Section
2.04(a).

                 "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

                 "Permitted Capital Expenditures" shall mean Capital Expenditures made by the Company with the proceeds of Permitted Capital Expenditure Financing and in accordance with and as contemplated by the Capital Expenditure Plan, in each case related to (i) the expansion of the South Carolina Facility (other than as set forth in clauses (ii) and (iii) below),
(ii) the increase in the capacity of the distribution center at the South Carolina Facility (other than as set forth in clause (iii)), (iii) the purchase of (a) packaging equipment and (b) palletizing or other distribution center related equipment, in each case in connection with the increase in capacity of the South Carolina Facility or the Missouri Facility, or (iv) the purchase of equipment for the Missouri Facility, all of which Capital Expenditures shall be on Real Property of the Company which is a Mortgaged Property on the date on which the Permitted Capital Expenditure is made.

                 "Permitted Capital Expenditure Financing" shall mean (x) Equity Financing, (y) D Term Loans, and (z) Permitted Capital Expenditure Indebtedness; provided that no Equity Financing or D Term Loans shall constitute Permitted Capital Expenditure Financing for Permitted Capital Expenditures of the type set forth in clauses (ii) and (iii) of the definition thereof.

                 "Permitted Capital Expenditure Indebtedness" shall mean Indebtedness of the Company the proceeds of which is used to finance Permitted Capital Expenditures of the type set forth in clauses (ii) and/or (iii) of the definition thereof; provided that all of the terms and conditions (including, without limitation, the maturity) of any such Permitted Capital Expenditure Indebtedness and the documentation therefor shall be in form and substance satisfactory to the Administrative Agent.

                 "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy delivered with respect thereto, all of which exceptions must be acceptable, on the date of the delivery of such title insurance policy, to the Administrative Agent and the Required Banks in their sole discretion.

                 "Permitted Filot Transaction" shall mean the sale and the subsequent leaseback of the South Carolina Facility to and from Richland County, South Carolina and of the equipment and machinery used by the Company located thereon pursuant to, and in accordance with the terms of, the Permitted Filot Transaction Documents.

                 "Permitted Filot Transaction Documents" shall mean (i) the Bill of Sale, dated as of December 29, 1995, between the Company and Richland County, South Carolina, (ii) the Lease Agreement and (iii) the Deed, dated as of December 29, 1995, between Richland County, South Carolina and the Company.

                 "Permitted Liens" shall have the meaning provided in Section 9.01.

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA and which is subject to any of the requirements of Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of any

Credit Event was maintained or contributed to by (or to which there was an obligation to contribute of), the Company or any of its Subsidiaries or an ERISA Affiliate.

                 "Pledge Agreement" shall have the meaning provided in Section 5.09.

                 "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                 "Pledged Securities" shall have the meaning assigned that term in the Pledge Agreement.

                 "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                 "Projections" shall have the meaning provided in Section 5.17.

                 "Quarterly Payment Date" shall mean the last Business Day of each February, May, August and November occurring after the Restatement Effective Date.

                 "Quoted Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan as determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                 "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                 "Register" shall have the meaning provided in Section 8.14.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                 "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                 "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                 "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                 "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                 "Replaced Bank" shall have the meaning provided in Section
1.12.


                 "Replacement Bank" shall have the meaning provided in Section 1.12.


                 "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the thirty-day notice requirement has not been waived by the PBGC.

                 "Required A Facility Banks" shall mean Banks, the sum of whose outstanding A Term Loans represent an amount greater than 50% of all outstanding A Term Loans made by all Banks.

                 "Required B Facility Banks" shall mean Banks, the sum of whose outstanding B Term Loans represent an amount greater than 50% of all outstanding B Term Loans made by all Banks.

                 "Required Banks" shall mean Banks, the sum of whose outstanding Term Loans, D Term Loan Commitments and Revolving Loan Commitments (or if after the Total Revolving Loan Commitment has terminated, the sum of outstanding Revolving Loans and RL Percentages of Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans, Total D Term Loan Commitment and Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and Letter of Credit Outstandings).

                 "Required C Facility Banks" shall mean Banks, the sum of whose outstanding C Term Loans represent an amount greater than 50% of all outstanding C Term Loans made by all Banks.

                 "Required D Facility Banks" shall mean Banks, the sum of whose outstanding D Term Loans and D Term Loan Commitments represent an amount greater than 50% of all outstanding D Term Loans made by all Banks and the Total D Term Loan Commitment.

                 "Restatement Effective Date" shall have the meaning provided in Section 13.10.

                 "Returns" shall have the meaning provided in Section 7.09.

                 "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 and/or 13.04.

                 "Revolving Loan Maturity Date" shall mean, with respect to each Bank, the last Business Day occurring in February 2000.

                 "Revolving Loans" shall have the meaning provided in Section 1.01(e).

                 "Revolving Note" shall have the meaning provided in Section 1.05(a).

                 "RL Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                 "RL Percentage" shall mean, for any Bank with a Revolving Loan Commitment, at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such Banks shall be determined immediately prior (and without giving effect) to such terminations.

                 "Scheduled Repayment" shall mean an A Term Loan Scheduled Repayment, a B Term Loan Scheduled Repayment, a C Term Loan Scheduled Repayment, or a D Term Loan Scheduled Repayment, as the case may be.

                 "SEC" shall have the meaning provided in Section 8.01(h).

                 "Second Amendment to Existing Credit Agreement" shall mean the Second Amendment to Existing Credit Agreement, dated as of August 20, 1996, among the Company, the banks then party to the Existing Credit Agreement and BTCo as Existing Agent.

                 "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                 "Secured Creditors" shall mean the Banks, the Administrative Agent, the Collateral Agent and any Bank (or subsequent assignee thereof) which on the date hereof is, or subsequently becomes, party to any Interest Rate Protection or Other Hedging Agreement.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 "Security Agreement" shall have the meaning provided in
Section 5.10.

                 "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                 "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Existing Mortgages, the Additional Security Documents and the other Additional Mortgages.








                                    -114

                 "Shareholders' Agreements" shall have the meaning provided in
Section 5.07.

                 "South Carolina Facility" shall mean the facility (including all leaseholds, property, fixtures, plant and equipment) of the Company located on approximately 60 acres of land in Richland County, South Carolina and which is used by the Company for the manufacture and distribution of pasta products.

                 "South Carolina Mortgage" shall mean the Open-End Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of October 3, 1994, between the Company and the Collateral Agent.

                 "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                 "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

                 "Stock Option Plans" means the Nonqualified Stock Option Agreement dated as of October 30, 1992 between the Company and Timothy S. Webster, the Nonqualified Stock Option Agreement dated as of October 30, 1992 between the Company and Horst W. Schroeder, the Nonqualified Stock Option Agreement dated as of October 30, 1992 between the Company and Kevin C. Steingart, the Nonqualified Stock Option Agreement dated as of October 30, 1992 between the Company and Norman F. Abreo, the American Italian Pasta Company 1992 Stock Option Plan and the American Italian pasta Company 1993 Nonqualified Stock Option Plan, and options under those plans granted to employees of the Company.

                 "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, firm, joint venture or other entity or enterprise in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                 "Supplemental Equity Contribution" shall mean the issuance by the Company of common stock to existing holders of common stock on or prior to the 30th day following the Restatement Effective Date from which the Company receives Net Cash Proceeds of not more than $2,500,000, all the terms and conditions of which and all the documentation relating to which are in form and substance satisfactory to the Administrative Agent.

                 "Syndication Agent" shall mean Bankers Trust Company, in its capacity as Syndication Agent for the Banks hereunder.

                 "Syndication Termination Date" shall mean the date which is the earlier of (i) the last day of the second month following the Restatement Effective Date or (ii) a date on which the Administrative Agent, in its sole discretion, determines (and notifies the Company) that the primary syndication of the D Term Loans and the Total Revolving Loan Commitment (and the resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

                 "Sysco" shall mean Sysco Corporation, a Delaware corporation.

                 "Sysco Contract" shall mean the Supplier Agreement, dated as of August 1, 1986, between the Company and Sysco as amended and extended on or prior to the Original Effective Date.

                 "Tax Sharing Agreements" shall have the meaning provided in
Section 5.07.

                 "Taxes" shall have the meaning provided in Section 4.04.

                 "Term Loan Commitment" shall mean, for each Bank, such Bank's A Term Loan Commitment, B Term Loan Commitment, C Term Loan Commitment and D Term Loan Commitment.

                 "Term Loans" shall mean each of the A Term Loans, B Term Loans, C Term Loans and D Term Loans.

                 "Test Period" shall mean for any determination under this Agreement the four consecutive fiscal quarters of the Company ended on the date of determination (or, if such date of determination is not the last day of a fiscal quarter of the Company, the four consecutive fiscal quarters of the Company last ended prior to such date of determination), taken as one accounting period.

                 "Total A Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments of each of the Banks.

                 "Total Additional Revolving Commitment" shall mean an additional portion of the Total Revolving Loan Commitment under the Existing Credit Agreement in the principal amount of $2,500,000 made available to the Company pursuant to the Second Amendment to Existing Credit Agreement.

                 "Total Available Revolving Loan Commitment" shall mean, at any time, the sum of the Available Revolving Loan Commitments of each of the Banks.

                 "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Banks.

                 "Total C Term Loan Commitment" shall mean, at any time, the sum of the C Term Loan Commitments of each of the Banks.

                 "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

                 "Total D Term Loan Commitment" shall mean, at any time, the sum of the D Term Loan Commitments of each of the Banks.

                 "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                 "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (i) the then Total Revolving Loan Commitment less (ii) the sum of the aggregate principal amount of Revolving Loans then outstanding at such time plus the Letter of Credit Outstandings at such time.

                 "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                 "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, i.e., A Term Loans, B Term Loans, C Term Loans, D Term Loans and Revolving Loans.

                 "Transaction" shall mean and include each of (i) the Credit Events occurring on the Restatement Effective Date, (ii) the making of the payments required by Section 5.03 (including, without limitation, the repayment in full of each of the Existing Revolving Loans and the Deferred Loans and all accrued interest thereon on the Restatement Effective Date), (iii) the Equity Financing, (iv) the entering into of the

CPC Contract, (v) the payment of the Transaction Fees and Expenses and (vi) the occurrence of the Restatement Effective Date.

                 "Transaction Fees and Expenses" shall mean all fees and expenses incurred in connection with and arising out of the Transaction.

                 "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                 "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                 "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Executive Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                 "United States" and "U.S." shall each mean the United States of America.

                 "Unpaid Drawing" shall have the meaning provided for in
Section 2.05(a).

                 "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

                 "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                 Section 12.  The Administrative Agent.

                 12.01 Appointment. The Banks hereby designate BTCo as Administrative Agent and Syndication Agent (for purposes of this Section 12, the term "Administrative Agent" shall include BTCo in its capacity as Administrative Agent and Syndication Agent and as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

                 12.02 Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by the gross negligence or willful misconduct of the Administrative Agent. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                 12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans and the participation in Letters of Credit and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a con-









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tinuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the participation in the Letters of Credit or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other
Credit Document, or the financial condition of the Company or its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                 12.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank and no holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                 12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                 12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Company the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against








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or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

                 12.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement and to issue or participate in Letters of Credit, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any Affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company or any Affiliate of the Company for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                 12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                 12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation of the Administrative Agent, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall








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be a commercial bank or trust company reasonably acceptable to the Company (it being understood and agreed that any Bank is deemed to be acceptable to the Company).

                 (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Company, shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

                 (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

                 12.10 Documentation Agent. The Documentation Agent, in its capacity as such, shall not have any rights, duties or responsibilities pursuant to this Agreement or any of the other Credit Documents.

                 Section 13.  Miscellaneous.

                 13.01 Payment of Expenses; etc. The Company shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case and of any local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank)








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to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the
Administrative Agent, the Documentation Agent and each Bank, and each of their respective officers, directors, employees, affiliates, representatives and agents (each an "Indemnitee" and, collectively called the "Indemnities") from and against any and all liabilities, obligations (including removal, remedial or corrective actions), losses, damages, (including foreseeable and unforeseeable consequential damages and punitive damages) penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by, imposed on or assessed against any Indemnitee directly or indirectly based on, as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding or claim (whether or not any Indemnitee is a party thereto) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit or the proceeds of any Loan hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Document or the exercise of any of their rights or remedies provided herein or in the other Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal by or on behalf of the Company and its Subsidiaries of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, the non-compliance of any Real Property at any time owned or operated by the Company or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to such Real Property, or any Environmental Claim asserted against the Company, any of its Subsidiaries or any Real Property at any time owned or operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding or claim (whether or not any Indemnitee is a party thereto) (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                 13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each of the Company and its Subsidiaries against and on account of the Obligations and liabilities of such Person to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or in connection with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                 13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Company, at its address specified opposite its signature below; if to any Bank, at its address specified on Schedule XI attached hereto; and if to the Administrative Agent, at its Notice Office; or, as to the Company or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                 13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Company may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of








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payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory Commitment reduction or of a mandatory prepayment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

                 (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations and/or its D Term Loan Commitment or outstanding Term Loans to one or more other Banks or to such assigning Bank's parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or an Approved Fund or (y) assign all or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank of such Revolving Loan Commitment and related outstanding Obligations and/or D Term Loan Commitment or outstanding principal amount of Term Loans to one or more Eligible Transferee or Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an assignment and assumption agreement substantially in the form of Exhibit O (appropriately completed), provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued at the Company's expense to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent of BTCo shall be required in connection with any assignment, (iv) the consent of the Company shall be required in connection with any assignment of Commitments to an assignee pursuant to clause
(y) above (which consent shall not be unreasonably withheld), (v) the consent of each Issuing Bank shall be required in connection with any assignment of








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Revolving Loan Commitments and (vi) the Administrative Agent shall receive at the time of each such assignment, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 8.14 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, the respective assignee shall provide to the Company and the Administrative Agent, the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b).

                 (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                 13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                 13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                 (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or regularly accruing Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Company to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                 13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except, in the case of the generally accepted accounting principles, as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Section 9 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements for the fiscal year ended September 27, 1996 delivered to the Banks pursuant to Section 7.05(a). References to a fiscal quarter ending in March, June, September or December or a fiscal year ending in September shall as appropriate be deemed to refer to the fiscal quarter and/or fiscal year, as applicable, ending in the first week of the next succeeding April, July, October or January if there is no fiscal quarter and/or fiscal year, as applicable, ending in the specified month.

                 (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.








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                 13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEMS, INC. WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

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                 (b)  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH
IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS IN NEW YORK REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

                 13.10 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) each of the Company, the Required Banks (as defined in the Existing Credit Agreement and determined immediately before the occurrence of the Restatement Effective Date) and each New Bank shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Required Banks and each New Bank, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5 and 6 are met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after giving effect to the Restatement Effective
Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's determination that the

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conditions described in clause (ii) of the immediately preceding sentence have been met and upon the payment of all amounts required to be paid on the Restatement Effective Date pursuant to Section 5.03, then the Restatement Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto have not been met (although the occurrence of the Restatement Effective Date shall not release the Company from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 or 6).

                 13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations being directly affected in the case of following clause (i)): (i) extend the final scheduled maturity of any Loan or Note or any portion thereof or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of the Term Loans and Revolving Loan Commitments are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (I) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, any Default or Event of Default or of a mandatory Commitment reduction to the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), without the consent of such Bank, (II) without the consent of each Issuing Bank affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (III) without

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the consent of the Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Agent, (IV) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (V) without the consent of the Required A Facility Banks (A) amend, modify or waive any of the required applications of any prepayments or repayments, as between the various Tranches of Term Loans, pursuant to Section 4.01 or Section 4.02(B)(a), (B) amend, modify or waive the requirements of Section 4.02(A)(d),
(e), (f) or (g) or (C) amend, modify or waive any part of the definition of Required A Facility Banks in a manner adverse to the Banks with A Term Loans,
(VI) without the consent of the Required B Facility Banks (A) amend, modify or waive any of the required applications of any prepayments or repayments, as between the various Tranches of Term Loans, pursuant to Section 4.01 or Section 4.02(B)(a), (B) amend, modify or waive the requirements of Section 4.02(A)(d),
(e), (f) or (g) or (C) amend, modify or waive any part of the definition of Required B Facility Banks in a manner adverse to the Banks with B Term Loans,
(VII) without the consent of the Required C Facility Banks (A) amend, modify or waive any of the required applications of any prepayments or repayments, as between the various Tranches of Term Loans, pursuant to Section 4.01 or Section 4.02(B)(a), (B) amend, modify or waive the requirements of Section 4.02(A)(d),
(e), (f) or (g) or (C) amend, modify or waive any part of the definition of Required C Facility Banks in a manner adverse to the Banks with C Term Loans or
(VIII) without the consent of the Required D Facility Banks (A) amend, modify or waive any of the required applications of any prepayments or repayments, as between the various Tranches of Term Loans, pursuant to Section 4.01 or Section 4.02(B)(a), (B) amend, modify or waive the requirements of Section 4.02(A)(d),
(e), (f) or (g) or (C) amend, modify or waive any part of the definition of Required D Facility Banks in a manner adverse to the Banks with D Term Loans or D Term Loan Commitments; provided, however, that in any case the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, except pursuant to Section 4.02(A)(d), (e) or (f), so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered.

                 (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Company if the respective Bank's consent is required with respect to less than all Tranches of Loans, to replace only the respective Tranche or Tranches of Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay in full its outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Loans that are repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto and, provided further, that in any event the Company shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

                 (c) Notwithstanding anything to the contrary contained above in this Section 13.12, the Collateral Agent may enter into amendments to the Security Documents for the purpose of adding Subsidiaries of the Company as parties thereto and Additional Security Documents and guarantees may be entered into to satisfy the requirements of Section 8.13, in each case without the consent of the Required Banks.

                 13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

                 13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

                 13.15 Confidentiality. Each Bank agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Company (other than to its employees, auditors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to maintain the confidentiality contained in this Section.

                 13.16 Addition of New Banks; Original Notes. (a) On and as of the occurrence of the Restatement Effective Date, in accordance with Section
13.10 hereof, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

                 (b) On the Restatement Effective Date, immediately after giving effect thereto, all outstanding Revolving Notes (as defined in the Existing Credit Agreement) issued by the Company to the Existing Banks under the Existing Credit Agreement shall be deemed cancelled.

                 13.17 Post Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

                 (a) Real Estate Appraisals. The Company will deliver, or cause to be delivered, within five Business Days after the Restatement Effective Date to the Administrative Agent real estate appraisals, in form and substance satisfactory to the Administrative Agent and the Required Banks, in connection with the Existing Mortgaged Properties from Cushman & Wakefield, Inc., which appraisals shall comply with the requirements of Section 5.11(a)(iii).

                 (b) "In-Use" Appraisals. The Company will deliver, or cause to be delivered, within five Business Days after the Restatement Effective Date to the Administrative Agent an "in-use" appraisal of the Company's Manufacturing Facilities from Cushman & Wakefield, Inc., in form, scope and substance satisfactory to the Administrative Agent and the Required Banks, which "in-use" appraisal shall comply with the requirements of Section 5.15(i).

                 All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of Section 13.17 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by
Section 13.17 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Company to each of the Banks that the actions required pursuant to this Section 13.17 will be taken within the relevant time periods referred to in this Section 13.17 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.17.

                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

1000 Italian Way                             AMERICAN ITALIAN PASTA
Excelsior Springs, Missouri  64024           COMPANY
Telephone No.:    (816) 630-6400
Telecopier No.:   (816) 630-6416             By /s/ Timothy S. Webster
                                                -------------------------
Attention:          David Watson                Name:  Timothy S. Webster
                                                Title: President



                                             BANKERS TRUST COMPANY,
                                             Individually, as
                                             Administrative Agent and as
                                             Syndication Agent


                                             By /s/ Mary Jo Jolly
                                                -----------------------
                                               Name:  Mary Jo Jolly
                                               Title: Assistant Vice President

                                             MORGAN STANLEY SENIOR
                                                FUNDING, INC.,
                                                Individually and as
                                                Documentation Agent


                                             By /s/ Michael Hart
                                                -----------------------
                                                Name:  Michael Hart
                                                Title: Vice President



                                             BANK OF SCOTLAND


                                             By /s/ Annie Chin Tat
                                                --------------------------
                                               Name:  Annie Chin Tat
                                               Title: Assistant Vice President



                                             BANK ONE, WISCONSIN


                                             By /s/ Cindy L. Wavrunek
                                                --------------------------
                                               Name:  Cindy L. Wavrunek
                                               Title: Vice President




                                            THE ING SENIOR SECURED HIGH
                                              INCOME FUND, L.P.

                                            By:  ING CAPITAL ADVISORS, INC.


                                                 By /s/ Kathleen Lenarcie
                                                   -----------------------
                                                   Name: Kathleen Lenarcie
                                                   Title:  Vice President and
                                                           Portfolio Manager

                                              MERCANTILE BANK


                                              By  /s/ Roger A. Lumley
                                                  ---------------------
                                                  Name: Roger A. Lumley
                                                  Title: Senior Vice President




                                              MERRILL LYNCH PRIME
                                                RATE PORTFOLIO

                                              By:  MERRILL LYNCH ASSET
                                                     MANAGEMENT, L.P.,
                                                     as investment advisor


                                              By  /s/ Giles Marchand
                                                  ----------------------
                                                  Name: Giles Marchand
                                                  Title: Authorized Signatory


                                                 MERRILL LYNCH SENIOR FLOATING
                                                     RATE FUND, INC.


                                               By  /s/ Giles Marchand
                                                   ----------------------
                                                   Name: Giles Marchand
                                                   Title: Authorized Signatory

                                              MERRILL LYNCH SENIOR HIGH INCOME
                                                 PORTFOLIO


                                              By /S/ Giles Marchand
                                                --------------------
                                                Name: Giles Marchand
                                                Title: Authorized Signatory


                                              NATIONSBANK, N.A. (Mid-West)


                                              By /s/ Thomas J. Butkus
                                                 ---------------------
                                                 Name: Thomas J. Butkus
                                                 Title: Vice President


                                                PARIBAS CAPITAL FUNDING LLC


                                                By /s/ Eric Green
                                                   ----------------
                                                   Name: Eric Green
                                                   Title: Director

                                               PRIME INCOME TRUST


                                               By /s/ Rafael Scolari
                                                  ---------------------
                                                  Name: Rafael Scolari
                                                  Title: V.P. Portfolio Manager





                                               PROTECTIVE ASSET
                                               MANAGEMENT, L.L.C.


                                               By /s/ James Dondero
                                                  ---------------------
                                                  Name: James Dondero
                                                  Title: President





                                               UMB BANK, N.A.


                                               By /s/ David A. Proffit
                                                  ----------------------
                                                  Name: David A. Proffit
                                                  Title: Senior Vice President







                                               VAN KAMPEN AMERICAN
                                                CAPITAL PRIME RATE
                                                  INCOME TRUST


                                               By /s/ Jeffrey W. Maillet
                                                  ------------------------
                                                  Name: Jeffrey W. Maillet
                                                  Title: Senior Vice President
                                                        and Director